Exhibit 10.2
EXECUTION COPY

PURCHASE AGREEMENT
among
Marina Bay Sands Pte. Ltd.,
as the Issuer of the Notes,
Las Vegas Sands Corp.,
as the Guarantor of the Notes,
the Purchasers Party Hereto,
and
Goldman Sachs (Singapore) Pte.
and
DBS Bank Ltd.,
as the Lead Managers
SGD$1,104,040,000 Principal Amount
of
Senior Floating Rate Notes due August 22, 2008
of Marina Bay Sands Pte. Ltd.
Joint Book-Running Managers
Goldman Sachs International
Lehman Brothers Inc.
Citigroup
Merrill Lynch Capital Corporation
Morgan Stanley Bank
Dated August 18, 2006

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ANNEX	A	Form of Singapore Dollar Note
ANNEX	B	Tax Information
ANNEX	C	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
ANNEX	D	Opinion of Lionel Sawyer & Collins
ANNEX	E	Opinion of Singapore Counsel for the Company
ANNEX	F	Opinion of Singapore Tax Counsel for the Company

EXHIBIT 1	Form of Extended Commitment Notice
EXHIBIT 2	Form of Notice of Election to Issue Additional Singapore Dollar Notes
EXHIBIT 3	Form of Certificate of Transfer
EXHIBIT 4	Form of Joinder Agreement
Schedule A to Joinder Agreement
Schedule IIA Funds Flow Memorandum To Company Accounts
Schedule IIB Funds Flow Memorandum To Purchasers
Schedule III Use of Proceeds Schedule
Schedule IV Existing Indebtedness

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Marina Bay Sands Pte. Ltd.
9 Raffles Place
#27-01 Republic Plaza
Singapore 048619
Singapore
August 18, 2006

To:	The Purchasers Named on
the Signature Pages Hereto
Ladies and Gentlemen:
          Marina Bay Sands Pte. Ltd., a company incorporated under the laws of Singapore (the “Company”), hereby agrees, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named on the signature pages hereto (the “Purchasers”) an aggregate of SGD$788,600,000 principal amount of its Senior Floating Rate Notes due 2008 (the “Initial Singapore Dollar Notes). At the option of the Company and subject to the terms and conditions stated herein, the Purchasers also agree to purchase from the Company up to an aggregate of SGD$315,440,000 million principal amount of additional Senior Floating Rate Notes due 2008 (the “Additional Singapore Dollar Notes” and, together with the Initial Singapore Dollar Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed (the “Note Guarantee”) as to payment of principal, interest and premium on an unsecured senior basis by Las Vegas Sands Corp., a Nevada corporation and an indirect parent company of the Company. The issue of the Notes and the purchase by the Purchasers is lead managed by Goldman Sachs (Singapore) Pte. and DBS Bank Ltd. (the “Lead Managers”), each of which are Financial Sector Incentive (Bond Market) Companies as defined in the Singapore Income Tax Act (Chapter 134). Capitalized terms used herein without definition shall have the meanings assigned to them in Section 10 hereof.
          Concurrently with the entry into this Agreement, the Company will enter into a facility agreement with Goldman Sachs (Singapore) Pte. and DBS Bank Ltd. and the additional lenders party thereto, each a Singapore licensed bank or financial institution. Concurrently with the issuance of the Initial Singapore Dollar Notes, the Company will borrow and/or utilize SGD$788,600,000 under the Facility Agreement, consisting of SGD$595,995,470 of term loans and Bank Guarantees in an aggregate amount of SGD$192,604,530 The Facility Agreement provides for an additional SGD$315,440,000 of term loans, available for borrowing by the Company from time to time subject to the terms and conditions contained therein.
SECTION 1
PURCHASE AND SALE OF NOTES
     (a) Issuance of Notes.
          (i) Issuance of Notes. On or before the Initial Closing Date, the Company will have authorized the issuance of SGD$1,104,040,000 in aggregate principal amount of its Notes due August 22, 2008, to the Purchasers on the terms and conditions contained herein. The Notes will be issued in the form attached hereto as Annex A. The Notes will be Guaranteed by the Guarantor in accordance with this Agreement.
          (ii) QDS Representations and Agreements of the Lead Managers. Each of the Lead Managers represents that it is a Financial Sector Incentive (Bond Market) Company as defined in the Singapore Income Tax Act (Chapter 134). Each of the Lead Managers covenants and agrees to complete and sign a return on debt securities and, subject to their receipt of the return on debt securities duly signed by the Company, submit the duly completed and signed return on debt securities to the Monetary Authority of Singapore and the Comptroller of Income Tax no later than the date falling one month (excluding Saturday) from the Initial Closing Date (as defined below) and from each subsequent Additional Closing Date (as defined below).
          (iii) QDS Agreements of the Company. The Company covenants and agrees to (i) complete and sign the return on debt securities and to send the same to the Lead Managers within 14 days from the Initial Closing Date (as defined below) and from each subsequent Additional Closing Date (as defined below) and (ii) (if any and where necessary) make any notices, filings, registrations (except for the return on debt securities and such notices, filings and registrations already made by the Lead Managers and/or the Company) and qualifications required to be sent or made for purposes of allowing the Purchasers to benefit from the tax exemption or tax concession set out in the memorandum attached as Annex B.
     (b) Purchase and Sale of Notes; Closing.
          (i) Purchase and Sale of Initial Singapore Dollar Notes. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions contained herein, the Company hereby agrees to issue and to sell to each Purchaser and each Purchaser, severally and not jointly, agrees to purchase from the Company the Initial Singapore Dollar Notes set forth opposite such Purchaser’s name on Schedule I hereto, at a purchase price of SGD$1,000 for each SGD$1,000 in aggregate principal amount of Notes.
          Each of the Purchasers and the Company agree that, for United States federal income tax purposes, the issue price of each Note is equal to its purchase price as specified above. The obligations of each Purchaser under this Agreement are several and not joint obligations and each Purchaser will have no obligation or liability to any Person for the performance or non-performance by any other Purchasers hereunder.
          Each of the Purchasers acknowledges and agrees that for Singapore tax purposes, it is aware of the information matter set out in the memorandum attached hereto as Annex B.
          (ii) Initial Closing. The purchase and sale of the Initial Singapore Dollar Notes will take place at a closing (the “Initial Closing”) at 11:00 a.m. Singapore time on August 22, 2006, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or at such other time and place as is mutually agreed to by the Company and the Purchasers (the “Initial Closing Date”). At the Initial Closing, the Company will deliver to each Purchaser the Initial Singapore Dollar Notes to be purchased by each of the Purchasers (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as such Purchaser may request) against payment of the purchase price of the Initial Singapore Dollar Notes in accordance with the following paragraph.
          For the sole purpose of facilitating the funding of the Initial Closing, each of the Purchasers and the Company agree that all of the proceeds from the issuance of the Initial Singapore Dollar Notes (the “Note Proceeds”) that are made available in cash on the Initial Closing shall be held by DBS Bank Ltd., in its capacity as the funding agent (the “Funding Agent”) in a bank account of the Funding Agent in Singapore and all such Note Proceeds shall be disbursed in accordance with this Section 1(b)(ii).
          The Funding Agent hereby agrees, and the Company and the Purchasers hereby instruct the Funding Agent, upon the Funding Agent’s receipt into its account (the “Funding Agent’s Account”) by 2:00 p.m. Singapore time on the Initial Closing Date of SGD$783,016,712 from the Purchasers, to (a) have DBS Bank Ltd. issue and deliver no later than 8:00 p.m. Singapore time on the Initial Closing Date to Allen & Gledhill (in such capacity, the “Escrow Agent”) cashier’s orders (the “Cashier’s Orders”) in the amounts and to the parties set forth on Schedule IIA hereto and (b) hold the balance of such Note Proceeds in the Funding Agent’s Account to be disbursed therefrom in accordance with Schedule IIA hereto on the date the Funding Agent is informed by the Escrow Agent that the Development Agreement Delivery Date has occurred.
          In the event the Development Agreement Delivery Date has not occurred by 2:00 p.m. Singapore time on August 23, 2006 (or such later time as the Majority Purchasers may agree), the Escrow Agent shall (and is hereby instructed by the Purchasers and the Company to) return the Cashier’s Orders to the Funding Agent and the Funding Agent shall (and is hereby instructed by the Purchasers and the Company to) cancel the Cashier’s Orders and refund all of the Note Proceeds (net of all reasonable cancellation charges in respect of the Cashier’s Orders and remittance and administration charges) within the next business day to the Purchasers to the accounts and in the amounts set forth on Schedule IIB. Furthermore, in the event that the Funding Agent does not receive the entire net proceeds of the Initial Singapore Dollar Notes by 2:00 p.m. (Singapore time) on the Initial Closing Date, the Funding Agent shall within the next business day disburse the funds to the Purchasers as set forth in Schedule IIB. Any cancellation of the Cashier’s Orders and refund of the Note Proceeds under this paragraph shall be deemed to be and shall be treated for all purposes of this Agreement as a prepayment of the Notes by the Company.
          Upon the Escrow Agent’s receipt of the Cashier’s Orders as set forth above, the Escrow Agent shall hold such Cashier’s Orders in escrow, for the benefit of the Purchasers and shall (on behalf of the Company), contemporaneously with the delivery and release from escrow of the Bank Guarantees and the cashier’s orders being issued under the Facility Agreement (in accordance with the terms thereof) to the parties named therein, deliver the Cashier’s Orders (and the Company hereby consents to such delivery) as contemplated in Schedule IIA hereto.
          Each of the Purchasers and the Company agree that:
          (A) except in respect of a failure of the Funding Agent to comply with its obligations under this Section 1(b)(ii), the Funding Agent and Escrow Agent shall not be made a defendant in any proceedings in relation to the Note Proceeds or the Cashier’s Orders (including any disbursement or utilisation of the Note Proceeds or the Cashier’s

Orders) and in the event that the Funding Agent or Escrow Agent is involved in such proceedings, the costs of the Funding Agent or Escrow Agent involved in such proceedings (including legal costs on a full indemnity basis) shall be borne by the Company and the Purchasers (with respect to the Purchasers, on a several basis, pro rata based upon the commitments hereunder).
          (B) no payment of the Note Proceeds or delivery of the Cashier’s Orders shall be made except pursuant to this Section 1(b)(ii); and
          (C) the Funding Agent and Escrow Agent shall not be obliged to act on any instructions if such instructions, in the sole discretion of the Funding Agent or Escrow Agent as applicable, are unclear, ambiguous, not duly authorised or otherwise not in accordance with the terms of this Section 1(b)(ii) and, without prejudice to the foregoing, such Funding Agent or Escrow Agent shall, at its sole discretion, be at liberty to seek directions from the courts of Singapore and/or New York on the construction and interpretation of this Section 1(b)(ii) and/or any instructions received by such Funding Agent or Escrow Agent, as the case may be, and on any other matter relating or incidental to this Section 1(b)(ii) (the costs of seeking such directions (including legal costs on a full indemnity basis) shall be borne by the Company and the Purchasers (with respect to the Purchasers, on a several basis, pro rata based upon the commitments hereunder)).
          Each of the Purchasers and the Company agrees that the Funding Agent and Escrow Agent shall have no duties or responsibilities to:
          (A) the Company; or
          (B) the Purchasers, except those expressly set out under this Section 1(b)(ii).
          Also, neither the Funding Agent nor the Escrow Agent shall, by reason of this Agreement be a trustee for the Company or any Purchaser or have any fiduciary obligations to the Company or any Purchaser. The Funding Agent and Escrow Agent shall not be responsible to the Company or any Purchaser for any recitals, terms, statements, representations or warranties contained in any of the Transaction Documents or in any certificate or other document referred to or provided for in, or received by any of them. Neither the Funding Agent, Escrow Agent nor any of their respective officers, partners, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or wilful misconduct alone, as determined in a final non-appealable judgment of a court of Singapore.
          The Funding Agent and Escrow Agent shall be entitled to rely upon any document, instrument, certification, notice or other communication (including any by facsimile) or photocopies thereof which purport to have been signed or sent by or on behalf of the proper person or persons and to assume that all signatures are genuine and that all documents are authentic. As to any matters not expressly provided for hereby, the Funding Agent and Escrow Agent shall in all cases not be liable to any party hereunder in acting, or refraining from acting hereunder in accordance with instructions signed by the Purchasers.
          Notwithstanding anything to the contrary in this Agreement, the Company and the Purchasers (with respect to the Purchasers, on a several basis, pro rata based upon the commitments hereunder) shall indemnify and hold harmless the Funding Agent and Escrow

Agent for all and any loss, liability or expense resulting from any claim, or legal proceedings initiated or commenced by the Company or any Purchaser to which the Funding Agent or Escrow Agent may become subject, save through the own gross negligence or wilful misconduct of the Funding Agent or Escrow Agent, arising out of or in connection with the administration of their respective duties under this Section 1(b)(ii).
          Except for actions expressly required of the Funding Agent or the Escrow Agent under this Section 1(b)(ii), the Funding Agent or Escrow Agent shall in all cases be fully justified in failing or refusing to carry out any actions. The Funding Agent and Escrow Agent shall have no duty or obligation whatsoever to enforce the collection of or to exercise diligence in the enforcement of the collection or receipt of any Note Proceeds or any amounts payable under the Cashiers’ Orders.
          Neither the Funding Agent, Escrow Agent, Company nor any Purchaser may assign or transfer or otherwise dispose of (whether in whole or in part) any of its rights under this Section 1(b)(ii) without the consent of the Funding Agent, the Escrow Agent and the Purchasers.
          Solely for the purposes of this Section 1(b)(ii), the Funding Agent and the Escrow Agent shall be third party beneficiaries of the agreements contained in this Section 1(b)(ii).
          (iii) Purchase and Sale of Additional Singapore Dollar Notes. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions contained herein, at any time and from time to time after the Initial Closing Date and prior to August 22, 2007 (the “Additional Issuance Period”), the Company shall have the option to issue and sell to the Purchasers (A) up to an aggregate of SGD$256,295,000 principal amount of Additional Singapore Dollar Notes, the proceeds of which may be used for general working capital requirements of the Company and general corporate purposes in connection with the Integrated Resort Project (including paying interest on the Notes and refinancing up to a maximum amount of SGD$599,336,000 of Indebtedness owed to affiliates of the Company) and (B) up to an additional SGD$59,145,000 aggregate principal amount of Additional Singapore Dollar Notes, the proceeds of which shall be used solely to pay interest on the Notes; provided, however, that in the case of clause (A), the Company shall not have the option to issue Additional Singapore Dollar Notes on any given Additional Closing Date (as defined below) in an aggregate principal amount less than SGD$15,772,000 (unless the remaining Additional Notes Commitment on such Additional Closing Date is less than SGD$15,772,000, in which case the Company shall not have the option to issue Additional Singapore Dollar Notes in an aggregate principal amount less than the remaining Additional Notes Commitment on such Additional Closing Date). In the event (i) at least SGD$59,145,000 aggregate principal amount of the Additional Singapore Dollar Notes permitted to be issued in accordance with the preceding sentence have not been issued upon the expiration of the Additional Issuance Period and (ii) each of the Purchasers has received and acknowledged an irrevocable written notice from the Company in the form attached hereto as Exhibit 1 (the “Extended Commitment Notice”) no more than 60 and no less than 30 days prior to the expiration of the Additional Issuance Period, then at any time on or after August 22, 2007, and prior to the Maturity Date, the Company shall have the option to issue and sell to the Purchasers up to an additional SGD$59,145,000 aggregate principal amount of the Additional Singapore Dollar Notes, the proceeds of which shall be used solely to pay interest on the Notes. In the event and to the extent that the Company shall exercise the election to issue Additional Singapore Dollar Notes to the Purchasers pursuant to this Section 1(b)(iii), each of the Purchasers, severally and not jointly, on the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions contained herein, agree to purchase from the Company, at the same purchase price to be paid by the Purchaser for the Initial Singapore Dollar Notes as set forth in Section 1(b)(i) above, that portion of the number of Additional Singapore Dollar Notes as to which such election shall have been exercised (to be adjusted by the Purchasers to provide that the Additional Singapore Dollar Notes are issued in denominations of SGD$3,000 and integral multiples of SGD$3,000 in excess thereof) determined by multiplying such number of Additional Singapore Dollar Notes by a fraction the numerator of which is the maximum aggregate principal amount of Additional Singapore Dollar Notes which such Purchaser is obligated to purchase as set forth opposite the name of such Purchaser on Schedule I attached hereto (subject to adjustment in accordance with Section 5(d)(ii) upon assignment of such obligation) and the denominator of which is the maximum number of Additional Singapore Dollar Notes that all of the Purchasers are obligated to purchase hereunder.
          Any such election to issue Additional Singapore Dollar Notes may exercised only by written notice (the “Election Notice”) in the form attached hereto as Exhibit 2 from the Company to each of the Purchasers setting forth the aggregate number of Additional Singapore Dollar Notes to be issued, as the case may be, and the date (an “Additional Closing Date”) on which such Additional Singapore Dollar Notes are to be delivered, as determined by the Company but in no event later than ten or earlier than five Business Days after the date of such Election Notice. The purchase and sale of any Additional Singapore Dollar Notes will take place at a closing (an “Additional Closing”) at 11:00 a.m. Singapore time at a place to be agreed to mutually by the Company and the Purchasers on the Additional Closing Date, or at such other time as is mutually agreed to by the Company and the Purchasers. At each Additional Closing, the Company will deliver each Purchaser the Additional Singapore Dollar Notes to be purchased by each of the Purchasers (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as such Purchaser may request) against payment of the purchase price of the Additional Singapore Dollar Notes therefor by intra-bank or federal funds wire transfer of immediately available funds to such bank accounts as the Company designates in writing.
          To the extent that any Purchaser defaults in its obligation to purchase the Additional Singapore Dollar Notes that it is obligated to purchase pursuant to an Election Notice (the “Unpurchased Notes”), the other Purchasers who have not defaulted in their obligations to purchase the Additional Singapore Dollar Notes subject to such Election Notice shall have the option, but not the obligation, to purchase up to all of the Unpurchased Notes, which shall be allocated among the Purchasers electing to purchase the Unpurchased Notes on a pro rata basis based on the aggregate principal amount of Additional Singapore Dollar Notes they were obligated to purchase immediately prior to the date of the Election Notice.
          (iv) Mandatory Cancellation. If (A) the Acquisition Closing Date has not occurred by the close of business on August 23, 2006, or (B) any Acquisition Document that has become effective ceases to be in full force and effect, each Purchaser’s commitment to purchase any Notes hereunder will be immediately and automatically cancelled.
          (v) Fulfillment of Conditions Precedent. If at the Initial Closing any of the conditions to the Initial Closing specified in this Agreement shall not have been fulfilled to each Purchaser’s satisfaction, each Purchaser will, at its election and notwithstanding anything to the contrary in this Agreement, be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure. Nothing in this Section 1(b)(v) will operate to relieve the Company from any of its obligations hereunder.
     (c) Payments by the Company.
          (i) The Company will pay or cause to be paid all amounts payable under any Note of principal, interest, premium and fees hereunder (without any defense, set-off, counterclaim or any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 1:00 p.m., New York City time), by intra-bank or federal funds wire transfer on the date due to each Holder’s account as may be designated and specified in writing by such Holder. Each Purchaser’s initial bank account for this purpose is on its signature page hereto. All amounts payable with respect to the Notes shall be paid by the Company in SGD.
          (ii) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable on a day that is not a Business Day, then the Company will pay such amount on the next succeeding Business Day, and interest will accrue on such amount until the date on which such amount is paid and payment of such accrued interest will be made concurrently with the payment of such amount; provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest will accrue on such amount.
          (iii) Notwithstanding anything to the contrary contained in the Notes, if any interest amount payable with respect to a Note is payable on a day that is not a Business Day, then the Company will pay such amount on the next succeeding Business Day. The interest amount payable will include interest calculated from and including the applicable date of issuance up to and including the immediately following scheduled interest payment date, and thereafter from (but not including) the last scheduled interest payment date up to and including the current scheduled interest payment date.
          (iv) Except as set forth in Section 3 of this Agreement, all payments to Holders of any Note (whether of principal, premium, interest or otherwise) shall be made on a pro rata basis based on the outstanding principal amount of Notes on such payment date. If any Holder obtains any payment (whether voluntary or involuntary) of principal, premium, interest or other amount with respect to any Note in excess of such Holder’s pro rata share of such payment obtained by all Holders, each such Holder agrees to remit the excess portion of such payment to the other Holders of the Notes as is necessary to cause such Holders to share the excess portion of such payment ratably among each of them as is provided in this paragraph.
          (v) Any interest, commission or fee accruing under this Agreement and the Notes will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Singapore interbank market differs, in accordance with that market practice.
     (d) Fees and Expenses.
          (i) The Company agrees to pay or reimburse all reasonable expenses relating to this Agreement, including but not limited to:

(1)	the reasonable cost of preparing and reproducing this Agreement, the Notes and any other documents contemplated hereby or thereby;

(2)	all reasonable out-of-pocket expenses incurred by each Purchaser, the Lead Managers or their respective Affiliates in connection with the transactions contemplated by this Agreement and the other documents referred to in clause (a) above, including, without limitation, travel and lodging expenses and all costs incurred in connection with its review of the Company’s business and operations;

(3)	the reasonable fees and disbursements of Latham & Watkins LLP, Allen & Gledhill and Drew & Napier LLC who are acting as counsel to the Purchasers and Lead Managers in connection with the transactions contemplated by this Agreement;

(4)	all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by each Purchaser and Lead Manager in connection with any amendment, modification, waiver, consent or preservation or enforcement of rights under this Agreement, the Notes or any other documents contemplated hereby or thereby; and

(5)	all other out-of-pocket expenses, including counsel’s fees, incurred by the Company in connection with the transactions contemplated by this Agreement.
          (ii) In addition, the Company shall pay to each of the Purchasers a “standby interest fee” equal to 0.375 percent per annum on such Purchaser’s Additional Notes Commitment for the Availability Period. The standby interest fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Purchaser’s Additional Notes Commitment at the time the cancellation is effective.
     (e) Indemnification.
          The Company and the Guarantor (collectively, the “Indemnifying Parties”) hereby agree, jointly and severally, to indemnify the each Purchaser and Lead Manager and their respective Affiliates, including, but not limited to, its officers, directors, employees, advisors and representatives (collectively, the “Indemnified Parties”), against, and hold such Indemnified Party harmless from, all losses, claims, damages, liabilities and related expenses (including the expenses of preparation and reasonable attorneys’ fees and disbursements) (collectively, the “Losses”) incurred by such Indemnified Party and arising out of or in connection with this Agreement, the Notes or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any claim, litigation, investigation or proceeding, except to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to arise from such Indemnified Party’s bad faith, gross negligence or willful misconduct. Notwithstanding anything to the contrary in this paragraph, the indemnification under this Section 1(e) is not intended to cover (a) any diminution in value of any Notes or (b) any Losses related to Taxes or Increased Costs. The Indemnifying Parties agree to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. No Indemnified Party will be liable to the Company or any of its Affiliates for:
(1)	any Losses arising from the use by unauthorized Persons of Information or other materials sent through electronic, telecommunications or other information transmissions systems that are intercepted by such Persons;

(2)	any special, indirect, consequential or punitive damages arising out of or in connection with this Agreement, the Notes or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto); or

(3)	any other Losses, except, in the case of clauses (1), (2) and (3), to the extent, and only to the extent, that any Losses directly result from action or failure to act on the part of any Indemnified Party which is finally judicially determined to arise primarily from such Indemnified Party’s bad faith, gross negligence or willful misconduct.
          The obligations of the Indemnifying Parties to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Parties’ liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Indemnifying Parties under this Section 1(e) shall survive the payment or prepayment of the Notes at maturity, upon acceleration, redemption or otherwise, any transfer of the Notes by any Purchaser, and the termination of this Agreement and the Notes.
          In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against any of the Indemnifying Parties hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall, if it desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. Failure by an Indemnified Party to so notify the Company shall relieve the Company from the obligation to indemnify such Indemnified Party under this Section 1(e) only to the extent that the Company suffers actual prejudice as a result of such failure, but shall not relieve the Company from its obligation to indemnify any other Indemnified Party, or to provide contribution to any Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:
(1)	the Indemnifying Parties have agreed in writing to pay such expenses;

(2)	the Indemnifying Parties have failed to assume the defense and employ counsel within a reasonable period of time; or

(3)	the named parties to any such action (including any impleaded parties) include any Indemnified Party and any Indemnifying Party, and such

Indemnified Party shall have been advised in writing by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party;
provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (1), (2) or (3) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding. The Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible under the preceding sentence for the reasonable fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. No Indemnifying Party shall be liable for any settlement of any such action effected without the prior written consent of such Indemnifying Party (which shall not be unreasonably withheld). The Indemnifying Parties agree that they will not, without the Indemnified Party’s prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.
     (f) Contribution.
          If the indemnification provided for in Section 1(e) hereof is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Parties, in lieu of indemnifying such Persons, shall have a joint and several obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Parties, on the one hand, and the Indemnified Parties, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 1(e) hereof, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1(f) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (g) Tax Gross-up.
          (i) Each of the Company and the Guarantor shall make all payments to be made by it in connection with the Notes without any Tax Deduction, unless a Tax Deduction is required by law, in which case, to the extent that such Tax Deduction was caused by a change in law or the interpretation, administration or application of any law after the date of this Agreement (or with respect to a Purchaser that becomes a party to this Agreement, after the date such

Purchaser became a party to this Agreement), the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; provided, that if any Tax Deduction is required by law or the interpretation, administration or application of any law on the date of this Agreement or anytime thereafter on any payment of any standby interest fee (as provided in Section 1(d)(ii)) above) by the Company to the Purchasers or any one of them pursuant to this Agreement, the amount payable by the Company shall be increased to an amount which (after making the requisite Tax Deduction) leaves an amount equal to the payment which would have been due with respect to such fee if no Tax Deduction had been made.
          (ii) The Company or the Guarantor, as the case may be, shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holders accordingly. Similarly, each Holder shall notify the Company and the Guarantor upon becoming so aware in respect of a payment payable to such Holder.
          (iii) If the Company or the Guarantor, as the case may be, is required to make a Tax Deduction, they shall make such Tax Deduction and any payment required in connection with such Tax Deduction within the time allowed and in the minimum amount required by law. If the Company or the Guarantor fails to pay any required Tax Deduction when due to the appropriate taxing authority or fails to remit to the relevant Holder the required receipts or other required documentary evidence as set forth in paragraph (iv) below, the Company and the Guarantor shall indemnify the Holders for any incremental taxes, interest or penalties that become payable by any Holder as a result of such failure.
          (iv) Within 30 days of making either a Tax Deduction or any payment required in connection with such Tax Deduction, the Company shall deliver to the Holder entitled to the payment evidence reasonably satisfactory to such Holder that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.
     (h) Tax Indemnity.
          (i) The Company shall (within five Business Days after demand by any Protected Party) pay to such Protected Party an amount equal to the loss, liability or cost which such Protected Party has suffered for or on account of any Tax that is a direct result of a change in law or the interpretation, administration or application of any law after the date of this Agreement by that Protected Party in respect of this Agreement or the Notes.
          (ii) Paragraph (i) above shall not apply:
(1)	with respect to any Tax assessed on a Protected Party:
(A)	under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as a resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Protected Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Protected Party; or
(2)	to the extent a loss, liability or cost is compensated for by an increased payment under Section 1(g)(i).
     (i) Tax Credit.
          In the event the Company makes a Tax Payment and the applicable Holder determines that:
(1)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(2)	such Holder has obtained, utilised and retained that Tax Credit, such Holder shall pay an amount to the Company which such Holder determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Company.
     (j) Stamp Taxes.
          The Company shall pay and, within three Business Days after demand, indemnify each Holder against any cost, loss or liability that such Holder or its Affiliate incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement and the Notes.
     (k) Goods and Services Tax.
          The Company shall also pay to each Holder on demand, in addition to any amount payable by the Company to the relevant Holder under this Agreement and the Notes, any goods and services, value added or similar Tax payable in respect of that amount (and references in this Agreement and the Notes to that amount shall be deemed to include any such Taxes payable in addition to it).
     (l) Increased Costs.
          (i) Subject to paragraph (iv) below, the Company shall, within five Business Days after a demand by any Purchaser, pay for the account of such Purchaser the amount of any Increased Costs incurred by such Purchaser as a result of (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (b) compliance with any law or regulation, in each case, made after the date of this Agreement.

          (ii) A Purchaser intending to make a claim pursuant to paragraph (i) above shall notify the Company of the event giving rise to the claim.
          (iii) Each Purchaser shall, as soon as practicable after a demand by the Company, provide a certificate confirming the amount and the basis of calculation (in reasonable detail) of its Increased Costs; provided that such Purchaser shall not be required to disclose any confidential information relating to the organization or its affairs.
          (iv) Paragraph (i) above does not apply to the extent any Increased Cost is (1) attributable to a Tax Deduction required by law to be made by the Company; (2) compensated for by Section 1(h) herein (or would have been compensated for under Section 1(h) herein but was not so compensated solely because any of the exclusions in paragraph (ii) of Section 1(h) applied); or (3) attributable to the failure by the applicable Holder to comply with any law or regulation.
     (m) Currency Indemnity.
          (i) If any sum due from the Company or the Guarantor under this Agreement and the Notes (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(1)	making or filing a claim or proof against the Company or the Guarantor; or

(2)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Company or the Guarantor, as the case may be, shall, as an independent obligation, within five Business Days of demand, indemnify each Holder to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency, and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
          (ii) Each of the Company and the Guarantor waives any right it may have in any jurisdiction to pay any amount under this Agreement or the Notes in a currency or currency unit other than that in which it is expressed to be payable.
          (iii) Each Purchaser or Holder, as the case may be, shall, as soon as practicable after a demand by the Company or the Guarantor, provide a certificate to the Company or the Guarantor, as the case may be, confirming the amount and the basis of calculation (in reasonable detail) of its indemnified amount; provided that such Holder shall not be required to disclose any confidential information relating to the organization of its affairs.
     (n) Mitigation by Holders.
          (i) Each Holder shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Sections 1(g), 1(h), 1(l) and 3(c), including (but not limited to) transferring its rights and obligations under this Agreement and the

Notes to another Affiliate or Facility Office. The Company shall indemnify each Holder and its Affiliates for all costs and expenses reasonably incurred by such Person as a result of steps taken by it pursuant to the preceding sentence. No Holder nor any of its Affiliates is obliged to take any steps under this Section 1(n) if, in the reasonable opinion of such Purchaser or Affiliate of such Holder, to do so might be prejudicial to it in any material respect.
SECTION 2
HOLDER’S SPECIAL RIGHTS
          The Company hereby agrees to grant to each Holder the following special rights:
     (a) Registration of Notes; etc.
          (i) Registrar. The Company will maintain a register for the Notes in which it will provide for the registration and transfer of the Notes. The name and address of each Holder of one or more Notes, each transfer of a Note and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.
          (ii) Transfer. The Notes may be transferred, and the obligation to purchase any Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) herein may be assigned, by any Purchaser to another Person subject to the transfer restrictions set forth under Section 5(d) hereof. Upon surrender for registration of transfer of any Notes, the Company, at its expense, will execute and deliver, in the name of the designated transferee or transferees, one or more new Notes evidencing Notes of a like aggregate principal amount and denominated in the same currency.
          (iii) Exchange. The Notes may be exchanged at the option of any Holder thereof for two or more Notes of a like aggregate principal amount and denominated in the same currency. Whenever any such Note is surrendered in connection with such an exchange, the Company, at its expense, will execute and deliver such new Notes that the Holder making the exchange is entitled to receive.
          (iv) New Notes. All Notes issued upon any registration of transfer or exchange as set forth in this Section 2(a) will be the legal and valid obligations of the Company, evidencing the same interests, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange.
          (v) Instruments of Transfer. Every Note presented or surrendered for registration of transfer or exchange will (if so required by the Company) be duly endorsed or will be accompanied by a written instrument of transfer in form attached hereto as Exhibit 3 duly executed by the Holder thereof or its attorney duly authorized in writing.
          (vi) Transfer Restrictions. Transfers of the Notes are subject to the terms of Section 5(d) hereof.

     (b) Service Charges.
          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
     (c) Lost, etc. Notes.
          Notwithstanding any provision in this Agreement or the Notes to the contrary, if any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount, denominated in the same currency and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company:
(1)	evidence to its satisfaction of the destruction, loss or theft of any Note; and

(2)	such security or indemnity as may be required by the Company and any agent to save each of the Company and such agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount, denominated in the same currency and bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note in accordance with its terms. Upon the issuance of any new Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. The provisions of this Section 2(c) are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     (d) Inspection.
          The Company will allow each Holder the right to visit and inspect any of the offices or properties of the Company or any of its Subsidiaries, to examine all of their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, outside advisors, outside consultants and independent public accountants (and by this provision, the Company authorizes its officers, advisors, consultants and accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested; provided that all such visits and inspections will be reasonable in manner and scope and will occur during normal business hours, upon reasonable notice and in a manner designed not to disrupt the business of the Company. The costs and expenses of such inspection will be paid by the inspecting Holder.

SECTION 3
REDEMPTION AND REPURCHASE OF THE NOTES
     (a) Optional Redemption.
          (i) At any time from and after the date hereof, the Company may redeem all of the Notes, but not less than all of the Notes, upon not less than three nor more than 30 Business Days’ notice, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date; provided, however, that upon a redemption of the Notes pursuant to this Section 3(a)(i), the Company’s option to issue Additional Singapore Dollar Notes pursuant to Section 1(b)(iii), and the Purchasers’ corresponding commitment to purchase such Notes, shall be terminated. Any redemption pursuant to this Section 3(a)(i) shall only be made if the outstanding term loans borrowed under the Facility Agreement are redeemed in full on or about the same redemption date.
          (ii) At any time from and after the Initial Closing Date, the Company may redeem all of the Notes, or any part of the Notes in aggregate principal amount of not less than SGD$15,000,000, upon not less than three nor more than 30 Business Days’ notice, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date, with the net cash proceeds received by the Company from (a) equity contributions or subordinated, unsecured shareholder loans made to the Company from any direct or indirect parent company of the Company (from sources other than a Refinancing Transaction) or (b) the net proceeds received from either the issuance of the Notes or the incurrence of term loan Indebtedness under the Facility Agreement that are not used by the Company (and not reasonably anticipated by the Company to be used or necessary) in connection with the Integrated Resort Project. Any redemption pursuant to this Section 3(a)(ii) shall only be made if the outstanding term loans borrowed under the Facility Agreement are redeemed on or about the same redemption date on a pro rata basis (based on the outstanding principal amount of Notes and term loans on such redemption dates).
          (iii) Any redemption pursuant to this Section 3(a) shall be made pursuant to the provisions of Sections 3(j) through 3(n) hereof.
     (b) Mandatory Redemption.
          Within five Business Days after the receipt of any Net Issuance Proceeds after the date hereof, the Company shall apply all such proceeds to redeem the maximum principal amount of Notes that may be purchased with such Net Issuance Proceeds and any outstanding term loans borrowed under the Facility Agreement on a pro rata basis (based on the outstanding principal amount of Notes and Indebtedness under the Facility Agreement on such redemption date) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date.
     (c) Illegality.
          In the event it becomes unlawful after the date hereof in any jurisdiction for any Purchaser to perform any of its obligations as contemplated by this Agreement or hold any Notes,

such Purchaser shall promptly notify the Company upon becoming aware of such event. Upon receipt of such notice by the Company that it has become unlawful for that Purchaser to perform any of its obligations as contemplated by this Agreement or hold any Notes, the obligations of such Purchaser under the Agreement and the Notes, including any obligation to purchase Additional Singapore Dollar Notes, will be immediately terminated, and the Company shall redeem the Notes held by such Purchaser on a date specified in a notice by such Purchaser to the Company (in any event no earlier than the last day of any applicable grace period permitted by law) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date.
     (d) Change of Control.
          In the event of a Change of Control:
          (i) the Company shall immediately notify each of the Holders;
          (ii) the Company’s option to issue Additional Singapore Dollar Notes pursuant to Section 1(b)(iii), and the Purchasers’ corresponding commitment to purchase such Notes, shall be immediately terminated; and
          (iii) all outstanding Notes, together with accrued and unpaid interest, shall become due and payable immediately at a price equal to 100% of their principal amount.
     (e) Right of Replacement of a Single Purchaser.
          If any Purchaser becomes entitled to receive any additional amounts pursuant to Section 1(g) or becomes a Restricted Person or claims indemnification from the Company under Section 1(h) or Section 1(l), then the Company may, at its sole expense and effort, upon notice to such Purchaser, require such Purchaser to transfer, without recourse, all of such Purchaser’s Notes and assign all of its interests, rights and obligations under this Agreement to a transferee that shall assume such interests, rights and obligations (which transferee must be a bank or financial institution, a Permitted Sands Affiliate (provided, if such transferee is a Permitted Sands Affiliate, after giving effect to such transfer and assignment to such Permitted Sands Affiliate, such Permitted Sands Affiliate, together with all other Affiliates of the Company, do not own more than 25% of the outstanding aggregate principal amount of Notes), or may be another Purchaser, if a Purchaser accepts such assignment); provided that such Purchaser shall have received from the transferee (i) irrevocable payment in full in cash of an amount equal to 100% of the principal amount of the Notes such Purchaser holds, plus accrued and unpaid interest to (but not including) the applicable payment date, plus any accrued fees and all other amounts payable to such Purchaser under this Agreement and (ii) a Joinder Agreement signed by the transferee in accordance with Section 5(d)(ii) herein.
     (f) Right of Redemption and Cancellation in Relation to a Single Purchaser.
(i)	If:

(1)	any sum payable to any Purchaser by the Company is required to be increased under clause (i) of Section 1(g);

(2)	any Purchaser claims indemnification from the Company under Section 1(h) or Section 1(l); or

(3)	any Purchaser becomes a Restricted Person,
and the Company has used all commercially reasonable efforts to replace that Purchaser pursuant to Section 3(e) for a period of 60 days beginning from the date that the circumstance giving rise to the events set forth in clauses (1), (2) or (3) above first occurred, the Company may, whilst such circumstance or indemnification continues or such Person continues to be a Restricted Person, give such Purchaser notice of cancellation of the Additional Notes Commitment of such Purchaser and its intention to procure the redemption of such Purchaser’s Notes.
          (ii) Upon receipt of a notice referred to in paragraph (i) above, the Additional Notes Commitment of such Purchaser shall immediately be reduced to zero. On the last day of the Interest Period which ends after the Company has given notice under paragraph (i) above (or, if earlier, the date specified by the Company in that notice), the Company shall redeem such Purchaser’s Notes in full in cash in an amount equal to 100% of the principal amount of the Notes such Purchaser holds, plus accrued and unpaid interest to (but not including) the applicable payment date, plus any accrued fees and all other amounts payable to such Purchaser under this Agreement; provided, however, the Company shall not have the right to redeem any Notes or any related interest, fees or any other amounts payable pursuant to this Section 3(f)(ii) with the net proceeds received from either the issuance of the Notes or the incurrence of term loan Indebtedness under the Facility Agreement.
     (g) Gaming Authorities.
          If (a) the Nevada Gaming Authority shall determine that any Purchaser does not meet suitability standards prescribed under the Nevada Gaming Regulations or applicable Singapore regulation (as the case may be) or (b) any Singapore Gaming Authority or any other gaming authority with jurisdiction over the gaming business of the Company shall determine that any Purchaser does not meet its suitability standards, then the Company may, upon notice to such Purchaser, require such Purchaser (the “Former Purchaser”) to transfer, without recourse, all of such Purchaser’s Notes and assign all of its interests, rights and obligations under this Agreement to a transferee (the “Substitute Purchaser”) that shall assume such interests, rights and obligations (which Substitute Purchaser must be a bank or other financial institution, a Permitted Sands Affiliate (provided, if such transferee is a Permitted Sands Affiliate, after giving effect to such transfer and assignment to such Permitted Sands Affiliate, such Permitted Sands Affiliate, together with all other Affiliates of the Company, do not own more than 25% of the outstanding aggregate principal amount of Notes) or may be another Purchaser, if such Purchaser accepts such assignment); provided that such Former Purchaser shall have received from the Substitute Purchaser (i) irrevocable payment in full in cash of an amount equal to 100% of the principal amount of the Notes such Former Purchaser holds, plus accrued and unpaid interest to (but not including) the applicable payment date, plus any accrued fees and all other amounts payable to such Former Purchaser under this Agreement and (ii) a Joinder Agreement signed by the Substitute Purchaser in accordance with Section 5(d)(ii) herein.

     (h) Redemption of Notes Held by Former Purchaser.
          Notwithstanding the provisions of Section 3(g) or any other provision hereof, if any Purchaser becomes a Former Purchaser, and if the Company fails to find a Substitute Purchaser pursuant to Section 3(g) within any time period specified by the appropriate gaming authority for the withdrawal of a Former Purchaser (the “Withdrawal Period”), (i) the Company shall immediately redeem such Former Purchaser’s Notes in full in cash in an amount equal to 100% of the principal amount of the Notes such Former Purchaser holds (whose obligations to purchase Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) herein shall be immediately cancelled), plus accrued and unpaid interest to (but not including) the earlier of (a) the date of payment or (b) the last day of any Withdrawal Period and (ii) such Former Purchaser’s commitment to purchase Additional Singapore Dollar Notes shall be immediately cancelled.
     (i) Mandatory Prepayment for Failure to Draw Under Facility Agreement.
          If any Notes are issued pursuant to this Agreement and, as a condition to the issuance of such Notes, term loan Indebtedness under the Facility Agreement was required to be requested pursuant to Section 4(b)(v) herein, and either:
(1) such term loan Indebtedness was not so requested; or
(2) such requested term loan Indebtedness was not incurred as requested within three Business Days of the applicable Additional Closing Date; then on the date following the date falling three Business Days after such Additional Closing Date on which the Notes were issued, the Company shall immediately redeem such Notes in full in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of payment.
     (j) Selection of Notes to Be Redeemed or Purchased.
          If less than all of the Notes are to be redeemed or purchased pursuant to Section 3 at any time (except in the case of Section 3(c), 3(e), 3(f), 3(g) and Section 3(h) above), the Company will select Notes for redemption or purchase on a pro rata basis.
     (k) Notice of Redemption.
          In the case of any redemption of Notes pursuant to Section 3(a) hereof, at least three Business Days but not more than 30 Business Days before the applicable redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
          The notice will identify the Notes to be redeemed and will state:
(1)	the redemption date;

(2)	the redemption price;

(3)	if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)	that Notes redeemed in full must be surrendered to the Company to collect the redemption price;

(5)	that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(6)	the Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.
     (l) Effect of Notice of Redemption.
          Once the notice of redemption is mailed in accordance with Section 3(k) hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the relevant redemption price. A notice of redemption may be conditional.
     (m) Deposit of Redemption or Purchase Price.
          Payments on Notes that are to be redeemed will be made in accordance with Section 1(c) of this Agreement.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, than any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in the second paragraph of Section 7(a) hereof.
     (n) Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Company will issue at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

SECTION 4
CLOSING CONDITIONS
     (a) Each Purchaser’s obligation to purchase and pay for the Initial Singapore Dollar Notes shall be subject to the satisfaction of each of the following conditions on or before the Initial Closing Date:
(i)	Representations and Warranties True
          The representations and warranties of the Company and the Guarantor contained in Section 6 hereof shall be true and correct at and as of the Initial Closing Date (unless related to a specific date, in which case it shall be true and correct as of such specific date).
(ii)	Compliance with this Agreement
          The Company and the Guarantor shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement, the Notes or any other document contemplated hereby or thereby to be performed or complied with by the Company on or before the Initial Closing Date.
(iii)	Compliance Certificates
(1)	Officer’s Certificate. Each Purchaser shall have received a certificate dated the Initial Closing Date and signed by an authorized signatory of the Company and a certificate dated the Initial Closing Date and signed by the Chief Financial Officer of the Guarantor, in each case, certifying that the conditions set forth in Sections 4(a)(i), 4(a)(ii) and 4(a)(xii) hereof have been satisfied on and as of such date and further certifying as to such other matters as any Purchaser may request in the exercise of its reasonable discretion.

(2)	Secretary’s Certificate. Each Purchaser shall have received a certificate, dated the Initial Closing Date and signed by the Secretary or Assistant Secretary of the Company and the Guarantor, certifying as to the board resolutions and Charter Documents attached thereto, the incumbency and signatures of the officers executing this Agreement and the Notes, and as to all other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(iv)	Opinions of Counsel

(1)	Each Purchaser shall have received an opinion, dated the Initial Closing Date and addressed to it, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company and the Guarantor, substantially in the form set forth on Annex C to this Agreement.

(2)	Each Purchaser shall have received an opinion, dated the Initial Closing Date and addressed to it, from Lionel Sawyer & Collins, Nevada counsel for the Guarantor, substantially in the form set forth on Annex D to this Agreement.

(3)	Each Purchaser shall have received an opinion, dated the Initial Closing Date and addressed to it, from Harry Elias Partnership, Singapore counsel for the Company, in a form reasonably acceptable to the Purchasers and substantially in the form set forth on Annex E to this Agreement.

(4)	Each Purchaser shall have received an opinion, dated the Initial Closing Date and addressed to it, from Stamford Law Corporation, Singapore tax counsel for the Company, substantially in the form set forth on Annex F to this Agreement.

(v)	Proceedings Satisfactory
          Each Purchaser and its counsel shall have received copies of all documents and papers relating to the sale of the Notes and the transactions contemplated by this Agreement as such Purchaser or they may reasonably request in connection therewith, or as a basis for the opinions delivered to the Purchasers on the Initial Closing Date, all in form and substance reasonably satisfactory to each Purchaser.
(vi)	Consents and Permits
     The Company and the Guarantor shall have received all consents, approvals and authorizations and sent or made all notices, filings, registrations and qualifications required to be obtained, sent or made in connection with the transactions contemplated by this Agreement, except where the failure to receive or to send the same would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(vii)	Acquisition Information. Each of the Purchasers shall have received:

(1)	A certified copy of each of the Accepted Proposal and the RFP.

(2)	A copy of the Sources and Uses Summary.

(3)	A satisfactory report on the titles of the Acquired Properties.

(4)	Satisfactory requisitions in respect of the Acquired Properties.

(5)	A lot number for the Acquired Properties allotted by the Chief Surveyor.

(viii)	No New Information
          No Purchaser shall have become aware of any information or other matter affecting the Company, the Guarantor or any of its Subsidiaries that in its judgment is inconsistent in a material and adverse manner with the information disclosed to such Purchaser prior to the date hereof, taken as a whole.

(ix)	Purchase Permitted by Applicable Laws; Legal Investment
Each Purchaser’s purchase of and payment for the Notes to be purchased by it:
(1)	shall not be prohibited by any applicable law or governmental regulation;

(2)	shall not subject it to any material penalty under or pursuant to any applicable law or governmental regulation; and

(3)	shall be permitted by the laws and regulations of the jurisdictions to which it is subject.
          If requested by any Purchaser, the Company shall have delivered to such Purchaser factual certificates or other evidence requested by it, in form and substance reasonably satisfactory to it, to enable such Purchaser to establish compliance with this condition, including copies of all federal or state securities law or “blue sky” filings made in connection with the transactions contemplated hereby, if any.
(x)	No Additional Indebtedness
          On the Initial Closing Date, the Company and its Subsidiaries shall have no outstanding Indebtedness other than (i) the Notes issued to the Purchasers in accordance with this Agreement, (ii) SGD$595,995,470 in term loan Indebtedness incurred under the Facility Agreement, (iii) Bank Guarantees in the amounts of SGD$192,604,530, (iv) Existing Indebtedness and (v) the Citibank Charge.
(xi)	Facility Agreement
          The Facility Agreement shall be in full force and effect and there shall exist on the Initial Closing Date (after giving effect to the transactions contemplated by this Agreement and the Notes and the application of the proceeds received by the Company from the sale of the Notes on the Initial Closing Date) no condition that would constitute a default or event of default (as each such term is defined in the Facility Agreement) under the Facility Agreement and SGD$595,995,470 of term loans shall have been drawn, and Bank Guarantees in an amount of SGD$192,604,530 shall have been issued, thereunder.
(xii)	No Material Adverse Change
          (i) Since December 31, 2005, neither the Company, the Guarantor nor its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there shall have not been any change or any development involving a prospective change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of (A) the Company or (B) the Guarantor and its Subsidiaries taken as a whole, the effect of which, in any such case described in clauses (i) and (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the Purchase of Notes being delivered on the Initial Closing Date on the terms and in the manner contemplated in this Agreement.

(xiii)	Service of Process
          Goldman Sachs (Singapore) Pte. shall have received a letter from CT Corporation or any other Person reasonably satisfactory to the Purchasers consenting to its appointment by the Company and the Guarantor in each case in form and substance acceptable to the Purchasers, as each such Person’s agent to receive service of process in New York, New York.
     (b) Each Purchaser’s obligation to purchase and pay for any Additional Singapore Dollar Notes shall be subject to the satisfaction of each of the following conditions on or before each Additional Closing Date:
(i)	Representations and Warranties True
          The Repeating Representations of the Company and the Guarantor contained in Article VI hereof shall be true and correct in all material respects at and as of such Additional Closing Date (unless related to a specific date, in which case it shall be true and correct in all material respects as of such specific date).
(ii)	No Default or Event of Default
          No Default or Event of Default shall exist as of such Additional Closing Date or would result from the issuance of such Additional Singapore Dollar Notes.
(iii)	Receipt of Election Notice
          Each of the Purchasers shall have received written notice, no less than five and no more than ten Business Days prior to such Additional Closing Date, from the Company in the form attached hereto as Exhibit 2 setting forth the aggregate number of Additional Singapore Dollar Notes to be issued on such Additional Closing Date in accordance with the terms set forth under Section 1(b)(iii).
(iv)	Receipt of Extended Commitment Notice
          With respect to any obligation to purchase Additional Singapore Dollar Notes on or after August 22, 2007, each of the Purchasers shall have received written notice, no less than 30 and no more than 60 days prior to the expiration of the Additional Issuance Period, from the Company in the form attached hereto as Exhibit 1.
(v)	Pro Rata Term Loan Draw under the Facility Agreement
          On or prior to such Additional Closing Date, unless the proceeds of the Additional Singapore Dollar Notes are to be used to pay interest on the Notes, the Company shall have made a Utilization Request for a pro rata aggregate principal amount of additional term loan Indebtedness under the Facility Agreement based on the outstanding aggregate commitments to purchase Additional Singapore Dollar Notes and the outstanding available commitments to provide additional term loans on such Additional Closing Date.
(vi)	Designating Notes as Qualifying Debt Securities

          The Company shall have (if any and where necessary) made any notices, filings, registrations (except for the return on debt securities and such notices, filings and registrations already made by the Lead Managers and/or the Company) and qualifications required to be sent or made for the purposes of allowing the Purchasers to benefit from the tax exemption and tax concession set out in the memorandum attached hereto as Annex B.
SECTION 5
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS
          Each Purchaser, severally and not jointly, hereby represents, warrants to, and agrees with, each other Purchaser, Lead Manager and the Company as of the date hereof as follows:
     (a) Experience.
          Such Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies such as the Company, and has either individually or through its current officers such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the full merits and risks of such Purchaser’s prospective investment in the Company, and has the ability to bear the full economic risks of the investment.
     (b) Compliance with Transfer Restrictions.
          (i) Such Purchaser is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D, as in effect on the date hereof, under the Securities Act, (ii) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, or (iii) a Person that is not a “U.S. person,” as such term is defined under Regulation S of the Securities Act.
          (ii) Such Purchaser (a) is not a Related Party of the Company (other than a Permitted Sands Affiliate), (b) is not using funds provided, whether directly or indirectly, by any Related Party of the Company for the purposes of acquiring the Notes and (c) is not holding the Notes (whether directly or indirectly) for any Related Party of the Company
     (c) Purchase Entirely for Own Account.
          Such Purchaser is acquiring the Notes for investment for such Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Notes. In addition, such Purchaser acknowledges that the Notes are intended to be Qualifying Debt Securities (as defined in the Singapore Income Tax Act (Chapter 134)) and, subject to the conditions set out in the Memorandum attached as Annex B, any interest income therefrom is exempt from Singapore tax.
     (d) Restricted Notes and Transfer Conditions.
          (i) Such Purchaser acknowledges that the Notes must be held indefinitely unless the transfer of such Notes is subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser acknowledges and agrees that the Notes will only be transferable ¸ and obligations to purchase Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) herein will only be assignable, to Persons that are (1) either (x) “Qualified Institutional Buyers,” as such term is defined under Rule 144A of the Securities Act or (y) Persons other than “U.S. persons,” as such term is defined under Regulation S of the Securities Act, (2) not Restricted Persons, and (3) consented to by the Guarantor (such consent not to be unreasonably withheld); provided, however, that clause (3) shall not be applicable (x) if such transfer is to another existing Purchaser or an Affiliate of any existing Purchaser or (y) at any time when an Event of Default has occurred and is continuing. The Company will be deemed to have given its consent five Business Days after such Purchaser has delivered its request for such transfer (which request shall set forth in reasonable detail the identity of the proposed transferee and information regarding the ability of such proposed transferee to comply with the relevant obligations to purchase Additional Singapore Dollar Notes) in writing to the Company, unless consent is expressly refused by the Company within that time.
          (ii) In the event of any transfer of Notes or assignment of any obligation to purchase Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) herein by a Purchaser to another Person, such Purchaser (the “Transferring Purchaser”) agrees, as a condition to completing such transfer or assignment, to cause the transferee of such Notes (the “New Purchaser”) to sign a joinder agreement in the form attached hereto as Exhibit 4 (the “Joinder Agreement”), whereby the New Purchaser will assume all of the rights and obligations under this Agreement and make the representations and warranties contained in this Agreement as it otherwise would have had if it were an original Purchaser hereunder on the Initial Closing Date. The aggregate principal amount of Additional Singapore Dollar Notes that such New Purchaser shall be obligated to purchase pursuant to Section 1(b)(iii) herein will be limited to that amount of unfunded Additional Singapore Dollar Notes that such Transferring Purchaser is obligated to purchase pursuant to Section 1(b)(iii) herein and has agreed to assign to the New Purchaser as evidenced by Schedule I attached to such Joinder Agreement. Upon any assignment of any obligation to purchase Additional Singapore Dollar Notes in accordance with the terms and conditions contained herein, the obligation of the Transferring Purchaser to purchase Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) shall be correspondingly reduced. Upon the transfer of all of the Notes held by a Purchaser and the assignment of all of such Purchaser’s obligation to purchase Additional Singapore Dollar Notes in accordance with the terms and conditions set forth herein, such Purchaser shall be released from all further obligations under this Agreement and the Notes.
     (e) No Public Market.
          Such Purchaser understands that no public market now exists for any of the securities issued by the Company, and that it is unlikely that a public market will ever exist for the Notes.
     (f) Legends.
          Such Purchaser acknowledges that, to the extent applicable, each certificate evidencing the Notes shall be endorsed with the legends substantially in the form set forth below, as well as any additional legend imposed or required by the Company’s Charter Documents or applicable state securities laws:

“THE NOTES ARE QUALIFYING DEBT SECURITIES AS DEFINED IN SECTION 13(16) OF THE SINGAPORE INCOME TAX ACT (CHAPTER 134). THE TAX EXEMPTION ON INTEREST DERIVED FROM THE NOTES IS SUBJECT TO CONDITIONS IMPOSED UNDER THE INCOME TAX (QUALIFYING DEBT SECURITIES) REGULATIONS OF SINGAPORE. THE TAX EXEMPTION DOES NOT APPLY TO INTEREST DERIVED FROM THE NOTES BY (A) A HOLDER WHO IS A SINGAPORE RESIDENT (OTHER THAN AN INDIVIDUAL), (B) A HOLDER WHO IS A NOT A RESIDENT OF SINGAPORE BUT CARRIES ON ANY OPERATION IN SINGAPORE THROUGH A PERMANENT ESTABLISHMENT AND ACQUIRES THE NOTES USING FUNDS FROM THE SINGAPORE OPERATION, (C) A HOLDER WHO IS A “RELATED PARTY” OF THE COMPANY WHERE 50% OR MORE OF THE ISSUE OF THE NOTES IS BENEFICIALLY HELD OR FUNDED, DIRECTLY OR INDIRECTLY, AT ANY TIME DURING THE LIFE OF THE ISSUE BY RELATED PARTIES OF THE COMPANY, (D) A HOLDER WHO USES FUNDS THAT ARE PROVIDED, WHETHER DIRECTLY OR INDIRECTLY, BY ANY RELATED PARTY OF THE COMPANY TO ACQUIRE THE NOTES WHERE 50% OR MORE OF THE ISSUE OF THE NOTES IS BENEFICIALLY HELD OR FUNDED, DIRECTLY OR INDIRECTLY, AT ANY TIME DURING THE LIFE OF THE ISSUE BY RELATED PARTIES OF THE COMPANY. OR (E) A HOLDER WHO IS A PERMANENT ESTABLISHMENT IN SINGAPORE. ANY PERSON WHOSE INTEREST INCOME DERIVED FROM THE NOTES IS NOT EXEMPT FROM TAX SHALL INCLUDE AND REPORT SUCH INTEREST INCOME IN A RETURN OF INCOME MADE UNDER THE SINGAPORE INCOME TAX ACT (CHAPTER 134). PLEASE REFER TO THE MEMORANDUM ATTACHED AS ANNEX B TO THE PURCHASE AGREEMENT FOR FURTHER DETAILS.”
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND, IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO PERSONS THAT ARE (1) EITHER (X) QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (Y) PERSONS OTHER THAN U.S. PERSONS IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) NOT RESTRICTED PERSONS, AS DEFINED IN THE AGREEMENT AND (3) CONSENTED TO BY THE GUARANTOR (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD); PROVIDED, HOWEVER, THAT THIS CLAUSE (3) SHALL NOT BE APPLICABLE (I) IF SUCH TRANSFER IS TO ANOTHER EXISTING PURCHASER OR AN AFFILIATE OF ANY EXISTING PURCHASER OR (II) AT ANY TIME WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.”

     (g) Access to Data.
          Such Purchaser has received and reviewed information about the Company and the Guarantor and has had a reasonable opportunity to discuss the Company’s and the Guarantor’s business, management and financial affairs with its management and to review the Company’s and the Guarantor’s facilities. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Notes. Such Purchaser understands and acknowledges that such discussions, as well as any written information issued by the Company and the Guarantor, (i) were intended to describe the aspects of the Company’s and the Guarantor’s business and prospects which the Company and the Guarantor believe to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s and the Guarantor’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. The foregoing, however, does not limit or modify the representations and warranties of the Company or the Guarantor in this Agreement or the right of the Purchasers to rely thereon.
     (h) Authorization.
          This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject to (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally; and (iii) limitations on the enforceability of any indemnification provisions contained in this Agreement or the Notes.
     (i) Reliance Upon Investors’ Representations.
          Such Purchaser understands that the Notes have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein and the relative sophistication of such Purchaser. Such Purchaser understands and acknowledges that the offering of the Notes pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act. Furthermore, such Purchaser understands that the Notes are intended to be Qualifying Debt Securities (as defined in the Singapore Income Tax Act (Chapter 134)) and subject to the conditions set out in the memorandum attached as Annex B hereto and any interest income therefrom will be exempt from Singapore tax or, where applicable, subject to a concessionary tax rate as described in the memorandum attached as Annex B hereto.
     (j) Singapore Selling Restrictions.
          Each Lead Manager and each Purchaser acknowledges that no offering document has been or will be registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, each Lead Manager and each Purchaser represents, warrants and agrees that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, any offering document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     (k) Disclosure of Information.
          (i) Each Purchaser and its Affiliates shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Purchaser’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices, it being understood and agreed by the Company that in any event each Purchaser:
(1) may make disclosures to its Affiliates;
(2) may make disclosures to any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by Purchaser of any Notes or any Additional Notes Commitment (provided that such assignee, transferee or participant agrees to be bound by this Section 5(k)); or
(3) may make disclosures to any other Purchaser or its Affiliates;
(4) may make disclosures to the Guarantor;
(5) may make disclosures to its professional advisers (provided that such adviser agrees to be bound by this Section 5(k)); or
(6) may make disclosures to the Lenders or lead arrangers of the term loans under the Facility Agreement for the purposes of enabling the Instructing Group to make decisions in relation to the Finance Documents or this Agreement or for any other purpose contemplated by this Agreement or the Finance Documents; provided that such person (if it has not already done so) agrees to be bound by this Section 5(k); or
(7) may make disclosures required or requested by any Governmental Agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, such Purchaser shall notify the Company of any request by any Governmental Agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Purchaser by such Governmental Agency) for disclosure of any such non-public information.
          (ii) For the purposes of paragraph (i) above, “non-public information” shall not include information that is not acquired from (A) the Company or any of its Subsidiaries or Affiliates (or persons acting on behalf of or retained by the Company or any of its Subsidiaries or Affiliates), (B) persons retained by or acting on behalf of any Purchaser in connection with this Agreement and the transactions contemplated hereby or (C) persons known by such Purchaser to be under a duty or an obligation of confidentiality to the Company (it being understood that the Purchasers and their respective Affiliates shall be under an obligation of confidentiality).
     (l) Gaming Authorities.
          Each Purchaser agrees to cooperate with any Singapore Government Agency responsible for gaming in Singapore (“Singapore Gaming Authority”) and any other applicable gaming authorities, in connection with the administration of their regulatory jurisdiction over the Company and the Guarantor, including to the extent not inconsistent with the internal policies of such Purchaser and any applicable legal or regulatory restrictions the provision of such documents or other information as may be requested by any Singapore Gaming Authority or any other gaming authority relating to the Purchasers, or to this Agreement and the Notes. Notwithstanding any other provision of this Agreement, the Company and the Guarantor each expressly authorises each Purchaser to cooperate with any Singapore Gaming Authority and such other gaming authorities as described above.
SECTION 6
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          In order to induce the Purchasers to enter into this Agreement and to purchase the Notes, the Company and the Guarantor, jointly and severally, represent and warrant to each Purchaser, on the date of this Agreement and on the Initial Closing Date and any Additional Closing Date, as the case may be, that the following statements are true and correct:
     (a) Status.
          (i) Each of the Company and the Guarantor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.
          (ii) Each of the Company and the Guarantor has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted.
     (b) Binding Obligations.
          The obligations expressed to be assumed by the Company or the Guarantor in each Transaction Document (other than each Project Document which is not the Main Construction Contract) to which the Company or the Guarantor is a party are legal, valid, binding and enforceable, subject to any general principles of law limiting the Company’s or the Guarantor’s obligations which are specifically referred to in any legal opinion delivered pursuant to Section 4(a)(iv).
     (c) Non-Conflict with Other Obligations.
          The entry into and performance by the Company or the Guarantor of, and the transactions contemplated by, the Transaction Documents do not and will not
          (i) conflict (A) with any law or regulation applicable to the Company, the Guarantor or its Subsidiaries, (B) with the organizational documents of the Company, the Guarantor or its Subsidiaries, and (C) in any material respect, with any agreement or instrument binding upon the Company, the Guarantor or its Subsidiaries or any of their respective assets.
          (ii) (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.
     (d) Power and Authority.
          Each of the Company and the Guarantor has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorize its entry into, performance and delivery of, the Transaction Documents (other than each Project Document which is not the Main Construction Contract) to which it is a party and the transactions contemplated by those Transaction Documents.
     (e) Validity and Admissibility in Evidence.
          All Authorizations required or desireable:
          (i) to enable the Company and the Guarantor to lawfully to enter into, exercise their respective rights and comply with their respective obligations in the Transaction Documents (other than each Project Document which is not the Main Construction Contract) to which the Company or the Guarantor is a party and the transactions contemplated by the Transaction Documents; and
          (ii) to make this Agreement and the Notes admissible in evidence in the Company’s and the Guarantor’s jurisdiction of incorporation;
          have been obtained or effected and are in full force and effect (or, in each case, will be when required) or (in the case of any Authorization in connection with the Acquisition) will have been obtained or effected and will be in full force and effect before the Initial Closing Date.
     (f) No Filing or Stamp Taxes.
          Under the law of the Company’s or the Guarantor’s jurisdiction of incorporation it is not necessary that this Agreement and the Notes be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the this Agreement and the Notes or the transactions contemplated by this Agreement and the Notes (save in each case for the payment of stamp duty in respect of the Acquisition).

     (g) No Default.
          (i) No Event of Default is continuing or might be expected to result from the issuance of any Notes.
          (ii) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Company, the Guarantor or its Subsidiaries or to which any of their respective assets are subject which would reasonably expected to have a Material Adverse Effect.
     (h) Information.
          (i) Any factual information provided by or on behalf of the Company or the Guarantor to any Purchaser in connection with this Agreement or the Notes and/or the Acquisition, was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.
          (ii) Any financial projections provided by or on behalf of the Company to any Purchaser in connection with this Agreement or the Notes and/or the Acquisition, have been prepared on the basis of assumptions that the Company believed were reasonable at the time the projections were made.
          (iii) Any opinion provided by or on behalf of the Company or the Guarantor to any Purchaser in connection with this Agreement or the Notes and/or the Acquisition, was provided after due consideration on grounds believed to be reasonable by the Company at the time it was provided.
     (i) Financial Condition.
          There has been no material adverse change in the business, financial condition or prospects of the Company, the Guarantor or its Subsidiaries since December 31, 2005.
     (j) Pari Passu Ranking.
          The Company’s or the Guarantor’s payment obligations under this Agreement and the Notes rank at least pari passu with the claims of all the Company’s or the Guarantor’s other unsecured and unsubordinated creditors (other than with respect to the Citibank Charge), except for obligations mandatorily preferred by law applying to companies generally.
     (k) Winding-Up.
          No Winding-Up of the Company or the Guarantor or any of their respective assets has occurred or is outstanding and no such Winding-Up is intended by the Company or the Guarantor.
     (l) Immunity.
          Neither the Company nor the Guarantor nor any of their respective assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in the Company’s or the Guarantor’s jurisdiction of incorporation in relation to this Agreement or the Notes, the Company or the Guarantor will not be entitled to claim immunity for itself or any of their respective assets arising from suit, execution or other legal process.
     (m) No Proceedings Pending or Threatened.
          Except as disclosed in the Guarantors’ Exchange Act reports, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including any arising from or relating to Environmental Law) which would reasonably be expected to have a Material Adverse Effect have been started or (to its knowledge) threatened against the Company, the Guarantor or its Subsidiaries.
     (n) Title.
          The Company has (or, in the case of the Acquired Properties, will from the date that it acquires the Acquired Properties, have) good and marketable title to the assets which are expressed to be (or are required by the Facility Agreement to be or to become) subject to (i) any Security under any Security Document, free from any Security not permitted by the Finance Documents and (ii) the terms of the Development Agreement.
     (o) Environmental Laws and Licenses.
          Each of the Company, the Guarantor and its Subsidiaries has:
          (i) complied with all Environmental Laws to which it may be subject;
          (ii) all Environmental Licenses required or desirable in connection with its business; and
          (iii) complied with the terms of those Environmental Licenses, in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.
     (p) Environmental Releases.
          Except as disclosed in the Guarantor’s Exchange Act reports, no (A) property currently or previously owned, leased, occupied or controlled by the Company, the Guarantor or its Subsidiaries (including any offsite waste management or disposal location utilized by the Company, the Guarantor or its Subsidiaries) is contaminated with any Hazardous Substance; and (B) discharge, release, leaching, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, under or from that property, in each case in circumstances where this would reasonably be expected to have a Material Adverse Effect.
     (q) Acquisition Documents.
(i)	The Acquisition Documents:

(1)	contain all the terms of the agreement and arrangements between the Lessor (and/or any of its Affiliates) and the Company or the Guarantor (and/or any of their respective Affiliates) in relation to the Acquisition;

(2)	are in full force and effect (except, to the extent this representation is made on the date of this Agreement only, the Development Agreement and/or the Lease, to the extent such Acquisition Documents have not yet become effective); and

(3)	have not been amended or waived (in whole or in part) and no consent has been given thereunder, save for any which are minor or technical or have been amended or waived in accordance with this Agreement.
          (ii) The Company is not in, or aware of any, breach of or default under any Acquisition Document.
     (r) No Prior Business.
          As of the date of this Agreement, the Company (A) has not traded or carried on any business; (B) has no liability or obligation (actual or contingent, present or future); or (C) has not entered into any contract, other than (i) in respect of the Existing Indebtedness or (ii) as contemplated by or in connection with the Transaction Documents and the Integrated Resort Project.
     (s) No Indebtedness or Security.
          (i) The Company does not have any Indebtedness other than as permitted by Section 7(l).
          (ii) No Security exists over all or any of its assets other than as permitted by Section 7(i).
     (t) Insurances.
          (i) Following the date that any insurances are obtained by the Company in accordance with Section 7(y), such insurances will be in full force and effect as required by this Agreement.
          (ii) No event or circumstance has occurred, and there has been no failure to disclose a material fact, which would entitle any insurer to reduce or avoid its liability under any such insurance.
     (u) Governmental Regulation.
          (i) Each of the Company and Guarantor is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other U.S. federal or state, or Singapore statute or regulation which may limit its ability to incur Indebtedness, or which may otherwise render all or any portion of the Obligations unenforceable.

          (ii) To the extent applicable, each of the Company and the Guarantor is in compliance, in all material respects, with: (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; and (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
          (iii) Each of the Company and the Guarantor shall ensure and procure that no part of the proceeds of the Notes will be used, directly or indirectly, by the Company, the Guarantor or any of its Affiliates, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended from time to time.
     (v) Repetition.
          The Repeating Representations are deemed to be made by the Company or the Guarantor by reference to the facts and circumstances then existing on the Initial Closing Date and each Additional Closing Date, on the Acquisition Closing Date and the first day of each Interest Period (provided that where any representation or warranty is expressed to be given as of a specific date, such representation or warranty of the Company or the Guarantor under this Section 6 shall be made on and as of that date).
     (w) Private Offering; Consents and Approvals.
          Assuming that the representations of the Purchasers set forth in Section 5 are true and correct, no consent, approval, authorization or order of, or filing, registration or qualification, with, any federal, state, or local governmental authority on the part of the Company or the Guarantor is required in connection with the offer, sale, or issuance of the Notes or the consummation of any other transaction contemplated hereby, except for (i) compliance with applicable state securities laws, which compliance will have occurred within the appropriate time periods therefore and (ii) the filings to be made by the Lead Managers and/or the Company with the Monetary Authority of Singapore and the Comptroller of Income Tax pursuant to Section 1(a) hereof. Assuming that the representations of the Purchasers set forth in Section 5 are true and correct, the offer, sale, and issuance of the Notes in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and from the qualification requirements of each applicable state securities laws, and neither the Company, the Guarantor nor any of their respective authorized agents acting on their behalf will take any action hereafter that would cause the loss of such exemptions.
     (x) Offering Restrictions.
          (i) Neither of the Company, nor the Guarantor nor any agent acting on either of their behalf has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities

Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, the Guarantor and any Affiliate and any person acting on any of their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902.
          (ii) Within the preceding six months, none of the Company, the Guarantor, or any other person acting on behalf of either the Company or the Guarantor has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder. Each of the Company and the Guarantor will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Notes or any substantially similar security issued by the Company or the Guarantor, within six months subsequent to the date on which the sale of the Notes has been completed, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.
     (y) Compliance with Applicable Law.
          Each of the Guarantor and its Subsidiaries has complied in all respects with all laws, regulations and orders applicable to it or its businesses including, without limitation, all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder, the Nevada Act and the general laws, specific gaming laws, various regulations and licensing and regulatory control in each jurisdiction in which the Guarantor or its Subsidiaries operate, in each case, other than as would not have a Material Adverse Effect.
     (z) System of Internal Accounting Controls.
          Each of the Guarantor and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.
     (aa) Solvency.
          The Company is not insolvent or unable to pay its debts (including subordinated and contingent debts), nor could it be deemed by a court to be unable to pay its debts within the meaning of Section 254(2) Companies Act, Chapter 50 of Singapore, nor will it become so in consequence of entering into any Transaction Document, Finance Document, making the Acquisition, and/or performing any transaction contemplated by any Transaction Document or Finance Document.

     (bb) Use of Proceeds.
          Schedule III sets forth a detailed statement of the sources and uses of funds from the sale of Initial Singapore Dollar Notes pursuant to this Agreement and the other transactions being undertaken by the Company concurrently herewith, including pursuant to the Facility Agreement.
     (cc) Taxes.
     Subject to the information set forth in the Memorandum attached as Annex B hereto, no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes, but excluding any corporate income tax payable by or on behalf of the Purchasers) will be payable by or on behalf of the Purchasers or the Company in Singapore or to any political subdivision or taxing authority thereof or therein in connection with (a) the execution and delivery of this Agreement, (b) the issuance of the Notes by the Company, (c) the sale of the Notes to the Purchasers in the manner contemplated in this Agreement or (d) the resale and delivery of the Notes by the Purchasers in accordance with the terms and conditions contained herein.
SECTION 7
COVENANTS
          The Company covenants and agrees that, so long as there exists any Additional Notes Commitment or any Notes remain outstanding and unpaid and until payment in full of all obligations hereunder and under the Notes, the Company shall perform, and shall cause each of the Subsidiaries of the Company to perform all of the following covenants:
     (a) Payment of Notes.
          The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes in the form attached hereto as Annex A.
          The Company will pay interest (including post-petition interest in any proceeding under any bankruptcy law to the extent permitted under bankruptcy laws) on overdue principal at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any bankruptcy law to the extent permitted under bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     (b) Use of Proceeds.
(i)	The Company will apply the net proceeds received from the sale of the Notes on the Initial Closing Date in accordance with, and at the times specified by, the statement of sources and uses delivered pursuant to Section 6(bb) hereof.

(ii)	The Company will apply the net proceeds received from the issuance and sale of any Additional Singapore Dollar Notes in accordance with Section 1(b)(iii).
     (c) Payments for Consent.
          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is paid to all Holders of the Notes or all such Holders of Notes who grant such consent, waiver or amendment in the applicable time period.
     (d) Repayment of Term Loan Indebtedness.
          Except for any prepayment of Indebtedness outstanding under the Facility Agreement pursuant to Clause 9.1, Clause 9.9, Clause 9.10 and Clause 38.2 of the Facility Agreement, the Company will not repay any Indebtedness outstanding under the Facility Agreement, whether at maturity, by acceleration, by prepayment or otherwise, unless any outstanding Notes are simultaneously repaid in accordance with the terms and conditions contained herein on a pro rata basis based on the outstanding principal amount of Notes and term loan Indebtedness under the Facility Agreement on such repayment date.
     (e) Reports and Other Information.
(i)	Financial statements. The Company shall supply to the Purchasers:

(1)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited financial statements (consolidated if applicable) for that financial year; and

(2)	as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years, its unaudited financial statements (consolidated if applicable) for that financial quarter.
          (ii) Requirements as to financial statements. Each set of financial statements delivered by the Company pursuant to Section 7(e)(i) shall be certified by a director of the Company as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up. The Company shall prepare each set of financial statements delivered pursuant to Section 7(e)(i) in accordance with GAAP.
          (iii) Information: miscellaneous. The Company shall supply to the Purchasers:
(1)	within ten days of the Initial Closing Date, evidence reasonably satisfactory to the Purchasers that all applicable stamp fees payable by the Company in respect of the Acquisition Documents have been paid or will be paid upon delivery of the Development Agreement in accordance with this Agreement;

(2)	all documents dispatched by the Company to:
(A)	the Lessor under the Development Agreement that are material to the Notes and this Agreement; and

(B)	creditors generally and which are material in the context of this Agreement, the Securities and/or the Acquisition, in each case, promptly after they are dispatched;
(3)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Company, and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(4)	promptly upon becoming aware of them, the details of any claim, notice or other communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, would reasonably be expected to have a Material Adverse Effect;

(5)	promptly upon becoming aware of them, the details of a Change of Control;

(6)	promptly upon becoming aware of them, the details of any actual or proposed amendment to or waiver or consent under, any breach of or default under, any notice given or received under and any claim made by or against the Company under any Acquisition Document; and

(7)	promptly, such further information regarding the Acquisition, the Integrated Resort Project or the financial condition, business, operations and prospects of the Company as any Purchaser may reasonably request.

(iv)	Notification of Default.

(1)	The Company shall notify each Purchaser of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(2)	Promptly upon a request by any Purchaser (to be made not more than once by such Purchaser in each successive period of three Months from the date of this Agreement, unless such Purchaser is of the reasonable view that an Event of Default has occurred), the Company shall supply to each of the Purchasers a certificate signed by one of its directors on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(v)	Project Information. The Company shall supply to the Purchasers:

(1)	within 30 days of the last day of each successive period of three Months (the first such period to commence on the date that construction of the

Integrated Resort Project is commenced under the Main Construction Contract), a progress report on the Integrated Resort Project signed by a director or other authorised signatory of the Company which shall set out:
(A)	details of the portion of the Integrated Resort Project completed and the total costs incurred for or in connection with the Integrated Resort Project at the date of the report; and

(B)	details of all delays in the completion of the Integrated Resort Project pursuant to the Development Agreement;
(2)	within ten Business Days of the last day of each successive Month following the date of this Agreement, a certificate of the Company setting forth:
(A)	in reasonable detail the amount of cash on hand as of the end of the most recently ended Month;

(B)	a reasonably detailed breakdown of all disbursements of proceeds from the issuance of the Notes made during that Month; and

(C)	a statement certifying that all such disbursements by the Company complied with the provisions of Section 7(b) herein.
(3)	details of any major dispute between the Company and any other person in respect of or under the Main Construction Contract or any other material Construction Contract or any default by the Company or any other person under the Main Construction Contract or any other material Construction Contract or the occurrence of any event which is likely to:
(A)	have a material adverse effect on the ability of the Company or (as far as the Company may be aware, having made all due enquiry) any other person, to perform its obligations under such Construction Contract; or

(B)	delay completion of the Integrated Resort Project in accordance with the Development Agreement;
(4)	promptly upon it being obtained, a copy each of the Planning Permission and the Permit to Commence Building Works; and

(5)	promptly, such further information on the Integrated Resort Project as any Purchaser may reasonably request.

(vi)	Project Documents.

(1)	The Company shall supply to the Purchasers, as soon as they are available, a copy of the Main Construction Contract, certified by a director or other authorised officer of the Company as correct, complete and in full force and effect as at a date no earlier than seven Business Days before the date of delivery.
(2)	The Company shall, promptly after a demand by any Purchaser, supply to such Purchaser a copy of each other material Project Document.

(3)	The Company shall comply, duly and promptly, in all material respects with its obligations and enforce all of its rights under all Project Documents, except where the failure to comply or enforce would not reasonably be expected to have a Material Adverse Effect.

(vii)	Inspection of books and records. The Company shall:

(1)	keep books and records which accurately reflect in all material respects all of its business, affairs and transactions; and

(2)	permit any Purchaser or any of its representatives, at reasonable times and intervals, and upon prior reasonable notice, to visit any of its offices, to inspect any of its books and records and to discuss its financial matters with its officers and auditors. The cost and expense of two such visits in each successive period of 12 Months from the date of this Agreement shall be borne by the Company.
          (viii) Auditors. The Company shall ensure that PricewaterhouseCoopers or another internationally recognized “big four” firm of accountants is appointed as its auditors. The Company shall promptly notify each of the Purchasers of any change in its auditors.
     (f) Authorizations.
          The Company shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect (and supply certified copies to the Purchasers of) any Authorization required under any applicable law or regulation:
          (i) to enable it to perform its obligations under this Agreement and the Notes;
          (ii) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement and the Notes; and
          (iii) to enable it to carry on its business as it is being conducted from time to time if failure to obtain, comply with or maintain any such Authorization would reasonably be expected to have a Material Adverse Effect.
     (g) Compliance with Laws.
          The Company shall comply in all respects with all laws to which it may be subject, if failure so to comply would reasonably be expected to have a Material Adverse Effect.

     (h) Pari Passu.
          The Company shall ensure that its obligations under this Agreement and the Notes rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by applicable law.
     (i) Negative Pledge.
(i)	The Company shall not create or permit to subsist any Security over any of its assets.

(ii)	The Company shall not:

(1)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Affiliate of the Company;

(2)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(3)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.
(iii)	The Company shall not sell, transfer or otherwise dispose of any of its receivables.

(iv)	Paragraphs (i) and (ii) above do not apply to any Permitted Security.
     (j) Disposals.
          (i) The Company shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.
          (ii) Paragraph (i) above does not apply to any sale, lease, transfer or other disposal:
(1)	of any asset (other than the Acquired Properties) made (A) in the ordinary course of business; (B) in exchange for or to be replaced by other assets comparable or superior as to type, value and quality; or (C) due to obsolescence.

(2)	of cash (A) for the acquisition on arm’s length terms of assets permitted to be acquired under this Agreement; or (B) for any other purpose not prohibited under this Agreement;

(3)	constituting the creation of any Security permitted under Section 7(i)(iv).

(4)	agreed by the Majority Purchasers; or

(5)	of Intellectual Property Rights to any Affiliate in connection with the overall management of Intellectual Property Rights of the Guarantor and its Subsidiaries, so long as the Company’s ability to use any necessary Intellectual Property and otherwise carry on its business as then conducted and contemplated to be conducted is not hindered thereby.
     (k) Restrictive Agreements, Negative Pledges.
          The Company shall not enter into (nor, after the Initial Closing Date, have outstanding) any agreement or arrangement (other than the Transaction Documents and the Financing Documents) prohibiting or restricting the creation or existence of any Security on any asset of the Company, other than the Citibank Charge.
     (l) Indebtedness.
          (i) The Company shall not incur (or agree to incur) or have outstanding any Indebtedness.
          (ii) Paragraph (i) above does not apply to:
(1)	Indebtedness incurred under the Finance Documents or the Notes issued to the Purchasers in accordance with this Agreement;

(2)	Indebtedness permitted by paragraph (ii) of Section 7(m);

(3)	Existing Indebtedness;

(4)	All Indebtedness constituting Excluded Proceeds; or

(5)	Indebtedness in respect of (A) derivative or hedging transactions to hedge actual or projected exposures or (B) spot and forward exchange contracts, in each case entered into in the ordinary course of business.
     (m) Loans and Guarantees.
          (i) The Company shall not
(1)	make any loan, or provide any form of credit or financial accommodation, to any other Person or

(2)	give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other Person or voluntarily assume any liability (whether actual or contingent) of any other Person.

          (ii) Paragraph (i) above does not apply to:
(1)	loans, guarantees or indemnities under the Finance Documents, this Agreement and the Notes; or

(2)	trade credit, guarantees, indemnities, bonds and letters of credit granted, given or issued by the Company on arm’s length terms and in the ordinary course of its trading, not in respect of Indebtedness, nor in respect of liabilities or obligations of any Affiliate of the Company.
     (n) The Acquisition.
          (i) The Company shall:
(1)	perform and comply with (A) its obligations under or in connection with the Development Agreement and the Lease, other than obligations of a minor or technical nature, the non-fulfillment of which would not be materially adverse to the interests of the Purchasers; (B) the Consent; and (C) in all material respects with its material obligations under or in connection with the other Acquisition Documents.

(2)	notify the Purchasers (promptly upon becoming aware of the same) of (A) any breach by any party of its obligations or any default under the Development Agreement, the Lease or the Consent, and (B) any material breach by any party of its obligations or any default under the Acquisition Documents.

(3)	take all reasonable steps to enforce (A) any claim or right it has under or in connection with the Development Agreement, the Lease or the Consent, and (B) any material claim or right it has under or in connection with any Acquisition Document;

(4)	notify the Purchasers promptly of any claim made or to be made under an Acquisition Document;

(5)	provide the Purchasers with reasonable details of that claim and its progress and notify the Purchasers as soon as practicable upon that claim being resolved; and

(6)	comply with all applicable laws in all respects material in the context of the Acquisition.
          (ii) The Company shall not amend, terminate, give any waiver or consent under, or agree or decide not to enforce, in whole or in part, any term or condition of:
(1)	the Development Agreement, the Lease or the Consent, save for amendments, waivers or consents which:

(A)	have been requested by the Lessor and which are not materially adverse to the interests of the Purchasers;

(B)	are minor or technical; or

(C)	which have been approved in writing by the Majority Purchasers (which approval shall not be unreasonably withheld); or
(2)	any other Acquisition Document, save for non-material amendments, waivers or consents or amendments, waivers or consents which are minor or technical or have been approved in writing by the Majority Purchasers (such consent not to be unreasonably withheld).
          (iii) Where the Initial Closing Date does not take place on or by August 22, 2006, the Company shall keep the Purchasers informed as to the status and progress of the Acquisition.
          (iv) The Company shall use all commercially reasonable efforts to keep the Purchasers informed and consult with it as to:
(1)	the terms and conditions of any assurance or undertaking proposed to be given by the Company or any of its Affiliates to any person for the purpose of obtaining any Authorization necessary or desirable in connection with the Acquisition; and

(2)	any terms or conditions proposed in connection with any Authorization necessary or desirable in connection with the Acquisition.
          (v) If the Majority Purchasers state that, in their opinion, any proposed assurance, undertaking, term or condition referred to in paragraph (iv) above would reasonably be expected to have a Material Adverse Effect, the Company shall not waive or treat as satisfied the condition to the Acquisition relating to that Authorization.
     (o) Integrated Resort Project.
          The Company shall:
          (i) ensure and procure that the Integrated Resort Project is designed, constructed and developed substantially in accordance with the Acquisition Documents and the Accepted Proposal (and in this connection, it shall be deemed that the Integrated Resort Project is not designed, constructed or developed in accordance with the Acquisition Documents and the Accepted Proposal if the Lessor notifies the Company to this effect);
          (ii) ensure and procure that the Integrated Resort Project is constructed to a high and substantial standard of construction and in accordance with all applicable laws and regulations;
          (iii) endeavor to ensure and procure the appointment of reputable persons who are properly qualified as the architects, quantity surveyors and project managers or other technical and professional consultants in connection with the designing, construction and completion of the Integrated Resort Project;
          (iv) at reasonable times and upon reasonable prior notice, permit the Purchasers and their respective officers, employees and agents (subject to prior appointment) reasonable access the site of the Integrated Resort Project and for the purpose of carrying out an inspection and review of the Integrated Resort Project, cause the project manager and its officers, employees or agents to give their reasonable co-operation and assistance on the occasion of any such visit or inspection; and
          (v) ensure and procure that the Casino License is obtained in accordance with the Acquisition Documents.
     (p) Main Construction Contract.
          (i) The Company:
(1)	shall not make or agree to any material amendment to the Main Construction Contract: (A) which would reasonably be expected to result in a Material Adverse Effect; or (B) other than with the prior consent of the Majority Purchasers (which consent shall not be unreasonably withheld); provided that any change orders below SGD$3,000,000 may be entered into without consent; or

(2)	shall not cancel, rescind or otherwise terminate or agree to any termination or accept any repudiation or purported repudiation of the Main Construction Contract, other than where a replacement Main Construction Contract is entered into within three Months of such event,

(ii)	The Company shall:

(1)	shall pay or procure to be paid punctually all sums due or to become due from it under the Construction Contracts and all other costs relating to the Integrated Resort Project for which it is liable in accordance with any Construction Contract (save for any bona fide dispute which the Company may have against the relevant parties to the Construction Contract entitling them to withhold payment or provide alternative security for payment pending such dispute);

(2)	duly comply with all its obligations, and take all reasonable steps to ensure due compliance by the other parties with all their respective obligations, under the Construction Contracts, in each case where the failure to do so might reasonably be expected to have a Material Adverse Effect;

(3)	preserve and maintain all rights, franchises and privileges necessary, advisable or appropriate for or in connection with the Integrated Resort Project, in each case where the failure to do so might reasonably be expected to have a Material Adverse Effect; and

(4)	use its best endeavours to remedy any consequences of any event or circumstances of force majeure arising in relation to the Construction Contracts.
     (q) Change of Business.
          The Company shall ensure that no change is made to the general nature of the business of the Company taken as a whole from that carried on at the date of this Agreement, except as results from the Acquisition and the contemplated construction and development of the Integrated Resort Project.
     (r) Merger.
          The Company shall not enter into any amalgamation, demerger, merger or corporate reconstruction, other than any internal corporate reconstruction that (A) does not result in any amalgamation, demerger or merger and (B) will not result in a Default or a Material Adverse Effect.
     (s) Issue of Shares.
          The Company shall not after the date of this Agreement:
          (i) issue any shares to any person other than the Guarantor or VVDIL (or their respective Subsidiaries); or
          (ii) grant to any person other than the Guarantor or VVDIL (or their respective Subsidiaries), any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share or loan capital of the Company (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share or loan capital of the Company.
     (t) Restricted Payments.
          (i) The Company shall not (A) declare, pay or make any dividend or other payment or distribution of any kind on or in respect of any of its shares; or (B) reduce, return, purchase, repay, cancel or redeem any of its shares.
          (ii) Paragraph (i) above does not apply to (A) the refinancing or repayment of the Existing Indebtedness; or (B) any payments to the Guarantor for the sole purpose of reimbursing the Guarantor for any Taxes incurred by the Guarantor that are directly and solely attributable to its ownership of the Company.
     (u) Arm’s Length Terms.
          The Company shall not enter into any contract or arrangement with or for the benefit of any Affiliate (including any disposal to that person) other than:
          (i) in the ordinary course of business and on arm’s length terms;

          (ii) any transaction permitted by Section 7(t) or Section 7(v);
          (iii) any intercompany services and/or procurement contract or arrangement to be entered into by the Company on terms consistent with the past practice of other Subsidiaries of the Guarantor for performing similar functions;
          (iv) transfers of Intellectual Property Rights permitted by paragraph (ii)(5) of Section 7(j);
          (v) any equity contributions or Subordinated Shareholders’ Loans made to the Company solely to finance the prepayment, repayment or redemption of term loan Indebtedness under the Facility Agreement or the Notes (as applicable) as permitted by this Agreement; or
          (vi) any contract or arrangement agreed by the Majority Purchasers.
     (v) Acquisitions and Investments.
          (i) The Company shall not (A) invest in or acquire any shares in or any security issued by any Person, or any interest therein or in the capital of any Person, or make any capital contribution to any Person or (B) invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any Person, or any assets that constitute a division or operating unit of the business of any Person.
          (ii) The Company shall not enter into any joint venture, consortium, partnership or similar arrangement with any person.
          (iii) Paragraph (i) above does not apply to (A) the Acquisition or the design, construction, development and pre-opening of the Integrated Resort Project or (B) any other investment approved by the Majority Purchasers.
     (w) Business of the Company.
          The Company shall not carry on any business, own any material asset or incur any material liability other than:
          (i) all actions in connection with the undertaking of the design, construction, development and pre-opening of the Integrated Resort Project;
          (ii) holding and developing the Acquired Properties in accordance with the Acquisition Documents;
          (iii) liabilities incurred under the Transaction Documents;
          (iv) liabilities permitted by the Finance Documents and Security created under the Finance Documents;
          (v) issuing the Notes hereunder and refinancing the term loan Indebtedness incurred under the Facility Agreement and the Notes; or

          (vi) any other activity and business that is related and ancillary to any activity set out in paragraphs (i) to (vi) above.
     (x) Assets.
          The Company shall maintain all its assets necessary for the conduct of its business as conducted from time to time in good working order and condition, ordinary wear and tear excepted.
     (y) Insurance.
          (i) The Company shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies:
(1)	against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business; and

(2)	against those risks, and to the extent, required by applicable law or by contract,

including any risks and at commercially prudent levels, reasonably required by the Purchasers.
          (ii) Without limiting paragraph (i) above, the Company shall maintain insurance on all of its assets of an insurable nature against loss or damage by fire and other risks normally insured against by persons carrying on a similar business in a sum or sums at least equal to their replacement value (meaning the total cost of entirely rebuilding, reinstating or replacing those assets if completely destroyed, together with architects’, surveyors’ and other professional fees).
          (iii) The Company acknowledges that it is the sole party liable to pay premiums and shall promptly pay such premiums and do all things necessary to maintain insurances required of it by paragraphs (i) and (ii) above.
          (iv) The Company shall promptly supply to the Purchasers on request copies of each insurance policy required by this Section 7(y).
          (v) The Company shall not do or omit to do anything which might render any insurance required by this Section 7(y) void, voidable or unenforceable.
     (z) Environmental Undertakings.
          The Company shall (A) comply in all material respects with all Environmental Laws to which it may be subject and (B) obtain all material Environmental Licences required or desirable in connection with its business and comply in all material respects with the terms of all those Environmental Licences.

     (aa) Intellectual Property.
          The Company shall
          (i) take all necessary action to obtain, safeguard, maintain in full force and effect and preserve its ability to enforce all Intellectual Property Rights owned by or licensed to it (to the extent the Company has the right to enforce Intellectual Property Rights that are licensed to Company), that are necessary for the conduct of its business as conducted from time to time, and not discontinue the use of any such Intellectual Property Rights (other than in the ordinary course of its business and where such discontinuance would not be reasonably expected to have a Material Adverse Effect), including:
(1)	paying all applicable renewal fees, licence fees and other applicable fees; and

(2)	performing and complying with all laws and obligations to which it is subject as registered proprietor, beneficial owner, user, licensor or licensee of any such Intellectual Property Rights;
          (ii) promptly notify the Purchasers of any infringement or threatened or suspected infringement of or any challenge to the validity of any Intellectual Property Rights owned by or licensed to it which may come to its notice, supply the Purchasers with all information in its possession relating thereto and take all necessary steps (including the institution of legal proceedings) to prevent third parties infringing any such Intellectual Property Rights; and
          (iii) take all necessary steps (including legal proceedings) to enforce the confidentiality of and prevent any improper use of any trade secret which is an Intellectual Property Right.
     (bb) Taxes.
          (i) The Company shall pay all Taxes required to be paid by it when due (or, if earlier, before any penalty is or could be imposed.
          (ii) Paragraph (i) above does not apply to any Taxes:
(1)	being contested by the Company in good faith and in accordance with the relevant procedures;

(2)	which have been adequately disclosed in its financial statements, and for which adequate reserves are being maintained in accordance with GAAP; and

(3)	where payment can be lawfully withheld and will not result in the imposition of any penalty or Security as described in paragraph (i) above.

     (cc) Financial Assistance.
          The Company shall ensure that all payments made by it are made or created in compliance with any applicable law or regulation in any relevant jurisdiction concerning financial assistance by a company for the acquisition of or subscription for shares.
     (dd) Finance Documents.
          The Company shall not:
          (i) enter into any new Finance Document other than:
(1)	any Finance Document entered into pursuant to or in accordance with any existing Finance Document;

(2)	any Finance Document that is similar to corresponding new documents related to the Notes and this Agreement;

(3)	any new Finance Document which does not materially and adversely affect the interests of the Purchasers; or

(4)	any Finance Document which does not give the Lenders any increase in economic benefit, or
          (ii) make or agree to make any amendment or waiver concerning any Finance Documents that has the effect of changing or which relates to:
(1)	any bringing forward (other than a voluntary redemption) of the date of payment of any amount under the Facility Agreement;

(2)	an increase in the amount of any payment of principal, interest, fees or commission payable under the Facility Agreement; or

(3)	an increase in or an addition to any commitment under the Facility Agreement,

without the prior consent of each of the Purchasers, or
          (iii) make or agree to make any other amendment to any Finance Document, other than any amendment to any Common Clause (as defined in the Facility Agreement) or which is not adverse to the interests of the Purchasers or is minor or technical or which has been approved by the Majority Purchasers.
     (ee) Qualifying Debt Securities
          (i) The Company shall ensure and procure that a statement is included in all offering documents to the effect that where interest is derived from the Notes by any person who is not resident in Singapore and who carries on any operation in Singapore through a permanent establishment in Singapore, the tax exemption of interest derived from the Notes shall not apply if such person acquires the Notes using funds from Singapore operations.
          (ii) The Company shall ensure and procure that a statement is included in all offering documents to the effect that any person whose interest derived from the Notes is not exempt from tax, such person shall include such interest in a return of income made under the Singapore Income Tax Act.
          (iii) The Company shall (i) complete and sign the return on debt securities and send the same to the Lead Managers within 14 days from the Initial Closing Date and from each subsequent Additional Closing Date and (ii) (if any and where necessary) make any notices, filings, registrations (except for the return on debt securities and such notices, filings and registrations already made by the Lead Managers and/or the Company) and qualifications required to be sent or made for purposes of allowing the Purchasers to benefit from the tax exemption or tax concession set out in the memorandum attached as Annex B hereto.
SECTION 8
DEFAULTS AND REMEDIES
     (a) Event of Default.
          Each of the following events or circumstances is an “Event of Default”:
          (i) Non-payment. A default in the payment on the due date of any amount payable pursuant to this Agreement and the Notes at the place at and in the currency in which it is expressed to be payable unless, in the case of payments other than of principal:
(1)	its failure to pay is caused by administrative or technical error; and

(2)	payment is made within five days of its due date.

(ii)	Other obligations.

(1)	The Company or the Guarantor does not comply with any provision of this Agreement or the Notes (other than those referred to in Section 8(a)(i) contained herein).

(2)	No Event of Default under paragraph (1) above in relation to any provision of this Agreement or the Notes (other than Section 7(e)(iv)) will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (i) an officer of the Company or the Guarantor becoming aware of such default and (ii) any Purchaser giving notice to the Company of the failure to comply.
          (iii) Misrepresentation. Any representation or statement made or deemed to be made by the Company or the Guarantor in this Agreement, the Notes or any other document delivered by or on behalf of the Company and the Guarantor under or in connection with this

Agreement and the Notes is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.
(iv)	Cross default.

(1)	Any Indebtedness of the Company is not paid when due nor within any originally applicable grace period.

(2)	Any Indebtedness of the Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(3)	Any commitment for any Indebtedness of the Company is cancelled or suspended by a creditor of the Company as a result of an event of default (however described).

(4)	Any creditor of the Company becomes entitled to declare any Indebtedness of the Company due and payable prior to its specified maturity as a result of an event of default (however described).

(5)	An event of default (as defined in the indenture governing the Guarantor’s Senior Notes due 2015) has occurred and is continuing under the Guarantor’s Senior Notes due 2015; provided that if such event of default is cured or waived, then the related Event of Default under this Section (8)(a)(iv)(5) shall be automatically deemed waived.

(6)	No Event of Default will occur under this Section 8(a)(iv) if (i) the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (1) to (4) above is less than SGD$8.0 million (or its equivalent in any other currency or currencies) or (ii) in relation to clauses (1) through (4) above, the holder of the relevant Indebtedness waives the applicable event of default (howsoever described) or such event of default is cured.

(v)	Insolvency.

(1)	Either the Company or the Guarantor is unable or admits inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness.

(2)	The value of the assets of either the Company or the Guarantor is less than its liabilities (taking into account contingent and prospective liabilities).

(3)	A moratorium is declared in respect of any Indebtedness of the Company or the Guarantor.

(vi)	Insolvency proceedings.

(1)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(A)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or the Guarantor;

(B)	a composition, assignment or arrangement with any creditor of the Company or the Guarantor;

(C)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Company or the Guarantor or any of their assets; or

(D)	the enforcement of any Security over any assets of the Company, or any analogous procedure or step is taken in any jurisdiction.
(2)	No Event of Default will occur under paragraph (1) above in connection with any legal proceedings or other procedure or step taken:
(A)	under paragraph (1)(A) above in relation to a winding-up or an administration; or

(B)	under paragraph (1)(C) or paragraph (1)(D) above,

which is of a frivolous or vexatious nature and is being contested by the Company or the Guarantor, as the case may be, in good faith by appropriate means prior to an order being made against the Company or the Guarantor and is discharged or stayed within 45 days of its commencement.
          (vii) Creditors’ process. Any expropriation, attachment, sequestration, distress or execution affects any part of the Acquired Properties, any rights of the Company under the Development Agreement or the Lease or any other material asset or assets of the Company or the Guarantor and is not discharged within 20 days.
          (viii) Unlawfulness. It is or becomes unlawful for either the Company or the Guarantor to perform any of its obligations under this Agreement or the Notes.
          (ix) Repudiation. Either the Company or the Guarantor repudiates this Agreement or an Acquisition Document it is party thereto. The Singapore Tourism Board or any other relevant Governmental Agency repudiates an Acquisition Document.

(x)	Note Guarantee.

(1)	Any guarantee, including the Note Guarantee, or indemnity in this Agreement or the Notes is not in full force and effect.

(2)	The Note Guarantee shall be held to be unenforceable or invalid by a Governmental Agency of competent jurisdiction.
          (xi) Constitutional documents. Any constitutional document of the Company or the Guarantor is terminated, or is amended in a way, or any consent or waiver is given in respect of any such document, which could reasonably be expected to materially adversely affect the interests of the Purchasers under this Agreement and the Notes.
          (xii) Carry on business. The Company or the Guarantor suspends or ceases (or threatens to suspend or cease) to carry on all or a material part of its business.
          (xiii) Nationalization. There shall have occurred:
(1)	any imposition of expropriatory or confiscatory taxes, or any nationalization, re-entry, requisition, expropriation, seizure, compulsory acquisition, modification, suspension, or confiscation (except routine actions for rights-of-way and similar actions that do not and are not reasonably expected to materially interfere with the construction or operation of the Integrated Resort Project) of the ownership or control of (i) all or any part (determined by the Majority Purchasers to be material) of the Acquired Properties or the Integrated Resort Project or (ii) any material equity interest in the Company; or

(2)	an extinguishment of any material rights benefiting, or imposition of any restrictions affecting, or change in any law of Singapore (other than the enactment of the Legislation (as defined in the Development Agreement)) governing, affecting or impacting, the Development Agreement or the Lease, the Company or the Integrated Resort Project that would reasonably be expected to deprive the Purchasers of any of their material rights or remedies in respect of this Agreement or the Notes; or

(3)	any governmental act or series of acts or change in any law of Singapore or delivery of any official governmental notice which could reasonably be expected, in the judgment of the Majority Purchasers, as evidenced in a notice provided by them to the Company, to have a Material Adverse Effect.
          (xiv) Audit qualification. The auditors qualify their report on any audited financial statement of the Company or the Guarantor, as to the Company’s or the Guarantor’s ability to continue as a “going concern” or as to the scope of the audit.
          (xv) Litigation. Any litigation, arbitration, proceeding or dispute is started or threatened, in each case which would reasonably be expected to have a Material Adverse Effect.

(xvi)	Project.

(1)	The whole or any part (determined by the Majority Purchasers to be material) of the Integrated Resort Project is cancelled or abandoned.

(2)	The Integrated Resort Project is wholly or in part (determined by the Majority Purchasers to be material) damaged or destroyed, whether insured or not, unless in respect of any such material part, the Company makes all commercially reasonable efforts to reinstate, rebuild or replace such material part within a reasonable period of time.

(3)	The Integrated Resort Project is not in the process of being designed, constructed, developed, operated and otherwise executed substantially in accordance with the Acquisition Documents and the Accepted Proposal.

(4)	Following its issue, the Lease is terminated or repudiated by the Lessor, or the Lessor fails to perform any of its obligations (determined by the Majority Purchasers to be material) under the Lease.

(5)	The Development Agreement is terminated.

(6)	The Casino License is not awarded to the Company in accordance, in all material respects, with the Acquisition Documents.

(7)	Legislation (as defined in the Development Agreement) is adopted, and the terms of such legislation are such that either the Company or the Lessor is unable to fulfill:
(A)	their respective obligations under the Development Agreement, the Lease or the Consent; or

(B)	their respective material obligations under any of the other Acquisition Documents.
(8)	Any loss, termination (other than in accordance with its terms), suspension, revocation, cancellation or invalidation of a guaranty or equivalent agreement or instrument required by law or contract in support of the obligations of the Company under any Acquisition Document occurs, in each case without replacement thereof within 60 days on terms, with a counterparty, and pursuant to documentation, reasonably satisfactory in form and substance to the Majority Purchasers (provided that such 60-day period shall be deemed to terminate immediately upon the occurrence of (i) any loss or revocation of the Casino License (if issued) or (ii) a Material Adverse Effect that remains uncured for a period of 30 days, in each case caused by or arising out of such loss, termination, suspension, revocation, cancellation, invalidation or modification), or any call or drawing made under any such guaranty or equivalent agreement or instrument.

(9)	The Company shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance of any Permit to Commence Building Works or any other necessary permit for the construction or development of the Integrated Resort Project or Permit to Commence Building Works or any such other permit or any provision thereof shall be terminated, sequestered, suspended or otherwise fail to be in full force and effect and shall not have been reinstated within 15 Business Days, or any Governmental Agency shall challenge or seek to revoke the Permit to Commence Building Works or any such other permit and shall not rescind such challenge or action with 15 Business Days if, in each case in this paragraph (8), such failure to observe, satisfy or perform or such violation, breach, termination, sequestration, suspension, failure to be in full force and effect, challenge or seeking to revoke could reasonably be expected to have a Material Adverse Effect.

(10)	Any of the Project Documents shall terminate or be terminated or cancelled or deemed invalid prior to its stated expiration date or fail to be in full force and effect, or the Company or any counterparty thereto shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) under any such Project Document and such default, termination, cancellation or invalidity, together with all other then current defaults under and terminations of Project Documents could reasonably be expected to result in a Material Adverse Effect; provided that a termination, cancellation, invalidation or default shall not constitute an Event of Default hereunder if it is remedied within 30 days after notice received by the Company from any Purchaser, or the Company replaces such Project Document either within such 30 day period or as follows:
(A)	if the breach or default is by the Company and is reasonably susceptible to cure within 90 days but cannot be cured within such 30 days despite the Company’s good faith and diligent efforts to do so, the cure period shall be extended as is reasonably necessary beyond such 30 day period (but in no event longer than 90 days) if remedial action reasonably likely to result in cure is promptly instituted within such 30 day period and is thereafter diligently pursued until the breach or default is corrected; or

(B)	if the breach is by a party (if such replacement is necessary for the purposes of the Integrated Resort Project) other than the Company, and the Company provides notice to the Purchasers during such 30 day period that the Company intends to replace such Project Document (if such replacement is necessary for the purposes of the Integrated Resort Project) and (i) the Company obtains a replacement obligor or obligors reasonably acceptable to the Agent for the affected party (if such replacement is necessary for the purposes of the Integrated Resort Project), (ii) the Company enters into a replacement Project Document with a counterparty reasonably satisfactory to the Purchasers and on terms agreed by the Company (acting reasonably) within 60 days of such termination, and (iii) such termination, after considering any replacement counterparty and replacement Project Document and the time required to implement such replacement, has not had and would not reasonably be expected to have, a Material Adverse Effect.
          (xvii) Interest Buffer. On the date which is 12 Months after the date of this Agreement, any Purchaser reasonably determines that the aggregate amount of the Additional Notes Commitment that may be applied for the purpose of financing normal interest under the Notes, is less than SGD$59,145,000, unless the Company has otherwise satisfied the Purchasers that sufficient amounts to finance all such payments through to the Maturity Date are freely available to it.
          (xviii) Development Agreement Event of Default/Lease. Any Development Agreement Event of Default or Lease Event of Default occurs or the Company fails to comply with any of its material obligations under the Development Agreement or the Lease.
          (xix) Material adverse change. A Material Adverse Effect exists or has occurred.
     (b) Acceleration.
          (i) On and at any time after the occurrence of an Event of Default, other than pursuant to Section 8(a)(v) and Section 8(a)(vi) contained herein, the Majority Purchasers, by notice to the Company, may:
(1) cancel any remaining Additional Notes Commitment, whereupon they shall immediately be cancelled;
(2) declare that all or part of the Notes, together with accrued and unpaid interest, and all other amounts accrued or outstanding under this Agreement and the Notes to be immediately due and payable, whereupon they shall become immediately due and payable; and/or
(3) declare that all or part of the Notes be payable on demand, whereupon they shall immediately become payable on demand by the instructions of the Majority Purchasers.
          (ii) With respect to any Event of Default pursuant to Section 8(a)(v) or Section 8(a)(vi) contained herein, the outstanding principal amount of the Notes, together with accrued and unpaid interest, and all other amounts accrued or outstanding under this Agreement and the Notes shall become immediately due and payable without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Company and the Guarantor.

          (iii) In the event that there is a declaration of acceleration hereunder solely as a result of an Event of Default pursuant to Section 8(a)(iv)(5) contained herein, and such Event of Default is solely the result of an event of default (as defined in the indenture governing the Guarantor’s Senior Notes due 2015 (the “Indenture”)) under clause (5) of Section 6.01 of the Indenture, such acceleration hereunder will be automatically rescinded and cancelled if, within 30 days of the earlier of (A) the declaration of the acceleration of the Guarantor’s Senior Notes due 2015 and (B) the declaration of acceleration hereunder, the acceleration of the Guarantor’s Senior Notes due 2015 is automatically rescinded and cancelled pursuant to Section 6.02(c) of the Indenture (if the Guarantor’s Senior Notes due 2015 had been accelerated in accordance with the terms of the Indenture), all Payment Defaults (as defined in the Indenture) are cured or waived, any acceleration of Accelerated Debt (as defined in the Indenture) is rescinded or cancelled (or such Accelerated Debt is paid in full), no event of default (as defined in the Indenture) has occurred and is continuing (other than any event of default under clause (5) of Section 6.01 of the Indenture where the related Payment Default has been cured or waived or where the acceleration of the Accelerated Debt has been rescinded or cancelled or where the Accelerated Debt has been paid in full) and no Event of Default has occurred and is then continuing hereunder (other than an Event of Default pursuant to Section 8(a)(iv)(5) contained herein, which such Event of Default is solely the result of an event of default under clause (5) of Section 6.01 of the Indenture).
     (c) Other Remedies.
          If an Event of Default occurs and is continuing, the Holders of the Notes may pursue any available remedy permissible by law to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.
          A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     (d) Waiver of Past Defaults.
          The Majority Purchasers may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal, premium or interest on, the Notes, which may be waived by all of the Purchasers. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     (e) Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 9
NOTE GUARANTEE
     (a) Note Guarantee.
          The Guarantor hereby unconditionally and irrevocably Guarantees to each Purchaser and each Holder of Notes and their respective successors and assigns the full and punctual payment of principal, premium and interest on the Notes when due, whether at maturity, by acceleration, by prepayment or otherwise, and all other monetary Obligations of the Company under this Agreement and the Notes. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound under this Section 9 notwithstanding any extension or renewal of any Obligation.
          The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Obligations. The Obligations of the Guarantor hereunder shall not be affected by:
(1)	the failure of any Holder of Notes to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes or any other agreement or otherwise;

(2)	any extension or renewal of any thereof;

(3)	any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement;

(4)	the release of any security held by any Purchaser or any Holder of Notes for the Obligations;

(5)	the failure of any of the Purchasers or any Holder of Notes to exercise any right or remedy against any other guarantor of the Obligations;

(6)	any change in the ownership of such Guarantor; or

(7)	any law, regulation, decree or order of any jurisdiction or any event affecting any term of the Obligations Guaranteed.
          The Guarantor further agrees that its Guarantee pursuant to this Section 9 (the “Note Guarantee”) constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Purchaser or any Holder of Notes to any security held for payment of the Obligations.
          Except as expressly set forth in Section 9(b), the Obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Purchaser or any Holder of Notes to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the payment of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.
          The Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium or interest on any Obligation is rescinded or must otherwise be restored by any Purchaser or any Holder of Notes upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which each Purchaser or any Holder of Notes has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, the Guarantor hereby promises to and shall, upon receipt of written demand by any Purchaser or any Holder of Notes, forthwith pay, or cause to be paid, in cash, to each Purchaser and the Holders of Notes an amount equal to the sum of:
(1)	the unpaid amount of such Obligations;

(2)	accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law); and

(3)	all other monetary Obligations of the Company to each Purchaser and the Holders of Notes.
          The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations Guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes, on the other hand:
(1)	the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Section 8 hereof for the purposes of the Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby; and

(2)	in the event of any declaration of acceleration of such Obligations as provided in Article 8 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 9(a).

          The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by each Purchaser or any Holder of Notes in enforcing any rights under this Section 9.
     (b) Limitation on Liability.
          Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations Guaranteed hereunder by the Guarantor will not exceed the maximum amount that can be hereby Guaranteed without rendering this Agreement, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     (c) Successors and Assigns.
          This Section 9 will be binding upon the Guarantor and its successors and assigns and will enure to the benefit of the successors and assigns of the Holders of Notes and, in the event of any transfer or assignment of rights by any Purchaser or any Holder of Notes, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee.
     (d) No Waiver.
          Neither a failure nor a delay on the part of the Holders of Notes in exercising any right, power or privilege under this Section 9 will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders of Notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Section 9, at law, in equity, by statute or otherwise.
     (e) Modification.
     No modification, amendment or waiver of any provision of this Section 9, nor the consent to any departure by the Guarantor therefrom, will in any event be effective unless the same is in writing and signed by the requisite Holders of Notes as contemplated by Section 11(c) hereof and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case will entitle that Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10
DEFINITIONS
          As used in this Agreement, the following terms shall have the following meanings:
          “Accepted Proposal” has the meaning assigned to such term in Clause 1.1 of the Development Agreement.
          “Acquired Properties” means the properties set forth in Schedule 7 of the Facility Agreement, to be acquired directly by the Company pursuant to the Acquisition Documents.

          “Acquisition” means the acquisition by the Company of the Acquired Properties pursuant to the Acquisition Documents.
          “Acquisition Closing Date” means the “Effective Date,” as described in the Development Agreement.
          “Acquisition Costs” means all costs, fees and expenses, and all stamp duty, registration and other similar Taxes incurred by or on behalf of the Company in connection with the Acquisition and/or the Notes.
          “Acquisition Documents” means the Development Agreement, the Lease, the LTA Agreement, the Consent, and any other document designated as such by the Purchasers and the Company.
          “Additional Notes Commitment” means each Purchaser’s unfunded commitment to purchase Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) hereof as of the relevant date of determination.
          “Affiliate” means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that person or any other Subsidiary of that Holding Company.
          “Agent” means any Person authorized to act and who acts on behalf of the Purchaser with respect to the transactions contemplated by this Agreement and the Notes.
          “Agreement” means this purchase agreement and all Schedules and Annexes attached hereto.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Assignment of Development Agreement” means an assignment of the Development Agreement security document between the Company and the Security Trustee.
          “Assignment of Insurances” means an assignment of insurances security document between the Company and the Security Trustee.
          “Assignment of LTA Agreement” means an assignment of the LTA Agreement security document between the Company and the Security Trustee.
          “Assignment of Project Documents” means an assignment of the Project Documents security document between the Company and the Security Trustee.
          “Authorization” means (A) an authorization, consent, approval, resolution, license, exemption, filing, notarization, lodgement or registration; or (B) in relation to anything which will be fully or partly prohibited or restricted by law or regulation if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

          “Availability Period” means the period from and including the date of this Agreement to and including August 22, 2007. In the event each of the Purchasers has received and acknowledged the Extended Commitment Notice from the Company, the Availability Period shall extend from (but not including) August 22, 2007 to and including the Maturity Date.
          “Bank Guarantee” means a bank guarantee issued pursuant to the terms and conditions of the Facility Agreement.
          “Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in Singapore and New York City.
          “Calculation Agent” means a financial institution appointed by the Company to calculate the interest rate payable on the Notes in respect of each Interest Period, which shall initially be Goldman Sachs International.
          “Casino License” has the meaning given to in Clause 1.1 (Definitions) of the Development Agreement.
          “Change of Control” means any event the result of which (A) the Guarantor does not or ceases to legally and beneficially, directly or indirectly, own the entire issued share capital of the Company; (B) the Guarantor does not or ceases to have the right to directly or indirectly determine the composition of a majority of the board of directors or equivalent body of the Company; (C) the Guarantor does not or ceases to have power to directly or indirectly manage or direct the Company through ownership of share capital, by contract or otherwise; or (D) any mortgage, charge, pledge, lien or other security interest has been created or subsists or is created or is permitted to subsist over any shares in the issued share capital of the Company.
          “Charged Assets” means the assets over which Security is expressed to be created pursuant to any Security Document.
          “Charter Documents” means the articles of organization, articles of incorporation or certificate of incorporation and bylaws, as amended or restated (or both) to date, of the Company, the Guarantor and any of their respective Subsidiaries, as applicable.
          “Citibank Charge” means the Charge on Cash Deposit and Letter of Set-off, dated March 28, 2006, between the Company and Citibank, N.A., Singapore Branch.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.
          “Common Clause” has the meaning assigned to such term in clause (i) of the definition of “Majority Purchasers.”
          “Consent” means the consent of the Singapore Tourism Board.
          “Construction Contracts” means the Main Construction Contract and all other material construction contracts from time to time entered into by the Company with any firm of contractors for the designing, development, construction, equipping, fitting out and completion of the Integrated Resort Project (or any part of it) on the Acquired Properties.

          “Construction Guarantees” means all Guarantees from time to time issued in favor of the Company, or under which the Company has an interest, in connection with the Integrated Resort Project, whether pursuant to the Construction Contracts or otherwise.
          “Debenture” means a fixed and floating charge security document between the Company and the Security Trustee.
          “Default” means an Event of Default or any event or circumstance specified in Section 8 which would (with the lapse of time, the giving of notice, the making of any determination under this Agreement or the Notes or any combination of any of the foregoing) be an Event of Default.
          “Determination Date” means, with respect to an Interest Period, the second Business Day preceding the first day of such Interest Period.
          “Development Agreement” means the development agreement between the Lessor and the Company relating to the acquisition of the Acquired Properties (incorporating the RFP and all annexes and schedules to the development agreement), substantially in form set out in Schedule 8 to the Facility Agreement.
          “Development Agreement Delivery Date” means the date that (a) the Development Agreement has been executed by the parties and has been delivered to the Escrow Agent as contemplated by the Facility Agreement and (b) the cashier’s orders and the Cashier’s Orders to be delivered in connection therewith (as contemplated by the Facility Agreement and this Agreement) and the associated Bank Guarantees have been delivered by the Escrow Agent to the parties as set forth in, and in accordance with the terms of, the Facility Agreement and this Agreement.
          “Development Agreement Event of Default” means any “Event of Default” defined in Clause 1.1 of the Development Agreement.
          “Environment” means living organisms including the ecological systems of which they form part and the following media: air (including air within natural or man-made structures, whether above or below ground), water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers), and land (including land under water).
          “Environmental Law” means all laws and regulations of any relevant jurisdiction which: (i) have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment; (ii) provide remedies or compensation for harm or damage to the Environment; or (iii) relate to Hazardous Substances or health and safety matters concerning exposure to Hazardous Substances.
          “Environmental License” means any Authorization required at any time under Environmental Law.
          “Event of Default” has the meaning assigned to such term in Section 8(a) of this Agreement.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.
          “Excluded Proceeds” means:
          (i) all equity contributions and direct and indirect Subordinated Shareholders’ Loans on or before the date falling 18 Months after the date of this Agreement and up to an aggregate amount in Singapore Dollars not exceeding the equivalent of SGD$552,020,000;
          (ii) all equity contributions and direct and indirect Subordinated Shareholders’ Loans made to the Company for the purpose of repaying a Holder in accordance with Sections 3(c), 3(e), 3(f), 3(g) and 3(h) contained herein; and
          (iii) all equity contributions and Subordinated Shareholders’ Loans made to the Company solely to finance the payment of normal interest on the Notes or the term loan Indebtedness incurred under the Facility Agreement, in each case as designated by the Company (acting in good faith).
          “Existing Indebtedness” means:
          (i) Indebtedness and/or payables of the Company to one or more of its Affiliates existing at the date of this Agreement and incurred solely to finance land premium payments made to the Lessor in respect of the Integrated Resort Project; and
          (ii) all other costs and expenses incurred by the Guarantor and its Affiliates prior to the date of this Agreement in connection with the Integrated Resort Project and the Singapore tender process and the Singapore post-tender process for the Integrated Resort Project (including, but not limited to, the tender bank guarantee deposit, printing costs for the tender submission and all other fees, costs and expenses of vendors, lawyers, accountants, consultants and office space rental), in each case as may be set out on a general and approximate basis in Schedule IV attached hereto and which must be repaid or reimbursed within a reasonable time; provided that the Company shall have up to the date falling 12 Months after Initial Closing Date to repay up to SGD$20,503,600.
          “Facility Agent” means DBS Bank Ltd.
          “Facility Agreement” means that certain credit agreement dated as of the date hereof, by and among Company and Goldman Sachs (Singapore) Pte. and DBS Bank Ltd. as arrangers, and any notes, guarantees and security documents entered into by the Company, any direct or indirect parent of the Company and any Subsidiary of the Company in connection therewith as each of the same may from time to time be amended, restated, renewed, refinanced, replaced, extended, refunded, supplemented or otherwise modified (whether with one or more facilities).

          “Facility Office” means the office or offices through which a Purchaser will perform its obligations under this Agreement.
          “Finance Arranger” means Goldman Sachs (Singapore) Pte. and DBS Bank Ltd., whether acting individually or together.
          “Finance Document” means the Facility Agreement, each Security Document, any other document (other than a security document) that may at any time be given as guarantee or assurance for any of the Liabilities pursuant to or in connection with any Finance Document and any other document designated as such by the Facility Agent and the Company.
          “Finance Party” means the Finance Agent, the Finance Arranger, a Lender or the Security Trustee.
          “Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organization established under any law or regulation).
          “Guarantee” means any guarantee, bond, indemnity, counter-indemnity or similar instrument howsoever described issued by any person in respect of any obligation of any other Person.
          “Guarantor” means Las Vegas Sands Corp. and its successors and assigns.
          “Guarantor’s Senior Notes due 2015” means the outstanding 6 3/8% Senior Notes due 2015 of the Guarantor, as the terms thereof may be amended from time to time, and any Indebtedness of the Guarantor issued in a replacement or refinancing thereof.
          “Hazardous Substance” means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that is harmful to human health or other life or the Environment or a nuisance to any person or the presence of which in the Environment may make the use or ownership of any affected land or property more costly.
          “Holder” or “Holders” means a Person in whose name a Note is registered.
          “Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
          “Increased Costs” means: (i) a reduction in the rate of return from the Notes or on a Purchaser’s or its Affiliates overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under this Agreement and the Notes, which, in each case, is incurred or suffered by a Purchaser or any of its Affiliates to the extent that it is attributable to that Purchaser having entered into its commitments or performing its obligations hereunder.
          “Indebtedness” means, without duplication, any indebtedness (excluding any indebtedness comprising trade payables incurred in the ordinary course of business) for or in respect of (i) moneys borrowed (including without limitation, indebtedness evidenced by term loans incurred under the Facility Agreement); (ii) any amount raised by acceptance under any acceptance credit facility; (iii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (iv) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Singapore GAAP, be treated as a finance or capital lease; (v) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (vi) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (vii) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account, and such value will be calculated without duplication of other Indebtedness); (viii) shares which are expressed to be redeemable; (ix) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (x) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (x) above.
          “Indemnified Parties” has the meaning assigned to such term in Section 1(e).
          “Indemnifying Parties” has the meaning assigned to such term in Section 1(e).
          “Information” means all information, other than financial projections of the Company or their respective Subsidiaries, provided to the Purchasers by the Company, the Guarantor or their Agents or Affiliates in connection with the transactions contemplated by this Agreement.
          “Instructing Group” means a Lender, Lenders, a Purchaser or Purchasers whose commitments to fund term loans under the Facility Agreement, participations in the Utilizations, share of the unfunded Initial Singapore Dollar Notes, share of the unfunded Additional Singapore Dollar Notes and share of the principal amount of Notes then outstanding, aggregate more than 50 percent of the unfunded term loans available under the Facility Agreement, all the Utilizations, all unfunded Initial Singapore Dollar Notes, all unfunded Additional Singapore Dollar Notes and the aggregate principal amount of the Notes then outstanding; provided that any Permitted Sands Affiliate which is a Purchaser shall not be entitled to vote and shall not be polled by the Company for the purposes of this definition and its vote shall instead be exercised by the other Purchasers on a pro rata basis.
          “Integrated Resort” has the meaning assigned to such term in Clause 1.1 of the Development Agreement.
          “Integrated Resort Project” means the project of the Company for the Integrated Resort, as described in the Acquisition Documents.
          “Intellectual Property Rights” means all patents, designs, copyrights, trade marks, service marks, trade names, domain names, rights in know-how, any other intellectual property and any associated or similar rights any where in the world, and any interest in any of the foregoing (in each case whether registered or unregistered and including any related licenses and sub-licenses of the same, applications and rights to apply for the same).
          “Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Initial Closing Date and end on and include September 29, 2006.
          “Joinder Agreement” has the meaning assigned to such term in Section 5(d)(ii).
          “Lease” has meaning assigned to such term in Clause 1.1 of the Development Agreement.
          “Lease Event of Default” means any “Event of Default” as defined in the Lease.
          “Lender” means the financial institutions listed as lenders in Schedule 1 attached to the Facility Agreement and any Eligible Lender (as such term is defined in the Facility Agreement) which has become a party to the Facility Agreement, which in each case has not ceased to be a party to the Facility Agreement in accordance with the terms of the Facility Agreement.
          “Lessor” means the Singapore Tourism Board.
          “Letter of Acceptance” has the meaning assigned to such term in Clause 1.1 of the Development Agreement.
          “Letter of Notification” has the meaning assigned to such term in Clause 1.1 of the Development Agreement.
          “Liabilities” means all present and future moneys, debts and liabilities due, owing or incurred by the Company to any Finance Party under or in connection with any Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).
          “Losses” has the meaning assigned to such term in Section 1(e).
          “LTA Agreement” means, the Agreement for Provision of Proposed Rapid Transit System and Roadworks at Marina Bay, between the Company and the Land Transport Authority of Singapore, substantially in the form attached as Schedule 9 to the Facility Agreement.
          “Main Contractor” means the main contractor (and any successor main contractor) appointed by the Company in connection with the Integrated Resort Project, in each case being a reputable contractor and approved by the Lessor (where such approval is required under the Development Agreement or the Lease).
          “Main Construction Contract” means the main construction contracts relating to the Integrated Resort Project made or to be between the Company and the Main Contractor.
          “Majority Purchasers” means:
          (i) for the purposes of amending, waiving or providing consents under Section 6(o), Section 6(p), Section 6(r), Section 6(s)(i), Section 6(u), Section 7(e)(i)-(ii), Section 7(e)(iii)(3)-(5), Section 7(e)(vii), Section 7(e)(viii), Section 7(g), Section 7(l), Section 7(m), paragraphs (iii) to (v) of Section 7(n), Section 7(q), Section 7(r) to Section 7(x), Section 7(z) to Section 7(cc), (in so far as it relates to any of the foregoing provisions), Section 8(a)(ii), paragraphs

(1) to (4) of Section 8(a)(iv), (insofar as the amendment, waiver or consent relates to assets other than the Acquired Properties, the Lease or the Development Agreement) Section 8(a)(vii) to Section 8(a)(xii), (insofar as the amendment, waiver or consent does not relate to assets other than the Acquired Properties, the Integrated Resort Project or the Lease) Section 8(a)(xiii) to Section 8(a)(xv), (insofar as it does not relate to the Acquired Properties, the Acquisition Documents, the Casino License or the Integrated Resort Project) Section 8(a)(xvi) or Section 8(a)(xvii) (collectively, the “Common Clauses”), the Instructing Group; and
          (ii) in all other cases, the Purchaser or Purchasers who hold, and have the obligation to purchase pursuant to Section 1(b)(iii) herein, more than 50% of (a) the aggregate principal amount of Notes then outstanding, plus (b) the remaining unfunded Additional Singapore Dollar Notes available for issuance pursuant to Section 1(b)(iii) herein, provided that any Permitted Sands Affiliate which is a Purchaser shall not be entitled to vote and shall not be polled by the Company for the purposes of this definition and its vote shall instead be exercised by the other Purchasers on a pro rata basis.
          “Material Adverse Effect” means a material adverse effect on or material adverse change in:
(1)	the financial condition, assets, prospects or business of the Company or the Guarantor and its Subsidiaries taken as a whole;

(2)	the ability of the Company or the Guarantor, as applicable, to fulfill their respective material obligations under this Agreement of the Notes or any document contemplated hereby or thereby; or

(3)	the validity, legality or enforceability of this Agreement, Notes or and any other documents contemplated hereby or thereby.
          “Maturity Date” means August 22, 2008.
          “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that (i) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day and (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.
          “Mortgage” means a mortgage over the Acquired Properties security document between the Company and the Security Trustee, initially executed in escrow pursuant to the Facility Agreement.
          “Net Issuance Proceeds” means the cash proceeds (including, when received, the cash proceeds of any deferred consideration, whether by way of adjustment to the subscription price or otherwise), other than any Excluded Proceeds, received by the Company (and to be used by it in the Integrated Resort Project) from (a) the issuance of any equity by the Company or (b)

any equity contribution to the Company from any direct or indirect parent company of the Company with proceeds from the issuance of equity securities by such parent company, in each case after deducting (without duplication) (i) fees, discounts, commissions, charges, expenses, withholdings and transaction costs properly incurred in connection with such issuance and (ii) Taxes paid by the Company or any of its Affiliates or reasonably estimated by the Company to be payable as a result of such issuance.
          “Note Guarantee” has the meaning assigned to such term in Section 9(a).
          “Obligations” means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer’s Certificate” means a certificate signed by any authorized signatory of the Company.
          “Permit to Commence Building Works” has the meaning assigned to such term in Clause 1.1 of the Development Agreement.
          “Permitted Sands Affiliate” means any Affiliate of the Company that has purchased Notes or has been assigned the obligation to purchase Additional Singapore Dollar Notes pursuant to Sections 3(e) or 3(g) contained herein.
          “Permitted Security” means:
          (a) in relation to all assets of the Company other than the Acquired Properties:
     (i) the Citibank Charge except to the extent the principal amount secured by the Citibank Charge exceeds the amount of SGD$60,000,000; provided that the Citibank Charge is irrevocably, unconditionally and fully discharged no later August 31, 2006;
     (ii) any lien arising by operation of law and in the ordinary course of business securing amounts not more than 30 days overdue (or contested in good faith by appropriate means prior to an order being made against the Person contesting such amounts, so long as reserves or other appropriate provisions, if any, required by GAAP, shall have been made for any such contested amounts);
     (iii) any retention of title arrangements and rights of set-off arising in the ordinary course of business with suppliers of goods to the Company;
     (iv) any Security created pursuant to the Finance Documents;
     (v) any Security created with the consent of the Facility Agent (acting on the instructions of the Majority Lenders (as such term is defined in the Facility Agreement) of term loan Indebtedness under the Facility Agreement);
     (vi) any attachment or judgment lien not constituting an Event of Default;

     (vii) easements, rights-of-way, avagational servitudes, restrictions, encroachments, and other defects or irregularities in title and other similar charges or encumbrances, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or result in a material diminution in the value of the Charged Assets on Security for the Liabilities;
     (viii) liens arising from filing UCC financing statements or the Singapore equivalent relating solely to leases permitted by the Facility Agreement;
     (ix) licenses of patents, trademarks and other intellectual property rights granted by the Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company;
     (x) liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling the Company to maintain self-insurance or to participate in other specified insurance arrangements;
     (xi) leases or subleases, licenses or sublicenses or other types of occupancy agreements granted to third parties in accordance with any applicable terms of the Facility Agreement and the Security Documents and not interfering in any material respect with the ordinary conduct of the business of the Company;
     (xii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; or
     (xiii) statutory liens of landlords, statutory liens of banks and rights of set-off, statutory liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other liens imposed by law, in each case incurred in the ordinary course of business or in connection with in the development or construction of the Integrated Resort Project (i) for amounts not yet overdue, (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings prior to an order being made against the Person contesting such amounts so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for any such contested amounts or (iii) with respect to liens of mechanics, repairmen, workmen and materialmen, if such lien arises in the ordinary course of business or in the development or construction of the Integrated Resort Project, the Company has bonded such lien within a reasonable time after becoming aware of the existence thereof; or
     (xiv) any liens over any asset (other than the Development Agreement, the Lease and the Casino License), provided the aggregate value of assets permitted to be secured under this paragraph (a)(xiv) does not exceed SGD$3,000,000; or

          (b) in relation to the Acquired Properties, the items referred to in paragraphs (a)(i) to (a)(xii) above and (except insofar as it relates to statutory liens of banks and rights of set-off) paragraph (a)(xiii) above.
          “Person” means an individual, partnership, limited liability company, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.
          “Planning Permission” has the meaning assigned to such term in Clause 1.1 of the Development Agreement.
          “Project Document” means a Construction Contract or Construction Guarantee.
          “Protected Party” means each Purchaser and its Affiliates which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for that purpose of Tax to be received or receivable) under this Agreement or the Notes.
          “Purchasers” means each of the entities named as purchasers of Notes on the signature pages of this Agreement.
          “Refinancing Transaction” means the refinancing of any Indebtedness raised by the Company in connection with the Integrated Resort Project.
          “Related Party” in relation to a person, means, any other person who, directly or indirectly controls that person, or is controlled, directly or indirectly, by that person, or where he and that other person, directly or indirectly, are under the control of a common person.
          “Repeating Representations” means: each of the representations set out in Sections 6(a) to 6(d), 6(g), 6(p), 6(s) and 6(u).
          “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.
          “Restricted Person” means:
          (i) any person that owns or operates a casino or other gaming operation located in Singapore, Macau, the United Kingdom, Hungary or the States of Nevada, New Jersey, Pennsylvania or Michigan (or is an Affiliate of such a person); provided that a passive investment constituting less than 10% of the common stock of any such casino or other gaming operation shall not constitute ownership thereof for the purposes of this definition;
          (ii) any person that owns or operates a trade show, convention, exhibition or conference center in Singapore, Macau, the United Kingdom, Hungary or Las Vegas or Clark County, Nevada, or the States of New Jersey, Pennsylvania or Michigan (or an Affiliate of such a person); provided that a passive investment constituting less than 10% of the common stock of any such casino or trade show, convention, exhibition and conference center facility shall not constitute ownership for the purpose of this definition;

          (iii) any union pension fund; provided that any intermingled fund or managed account which has as part of its assets under management the assets of a union pension fund shall not be disqualified from being a Holder hereunder so long as the manager of such fund is not controlled by a union or a union does not own 10% or more of the assets of such fund); or
          (iv) any person denied an approval or a license, or found unsuitable under the Nevada Gaming Laws, the gaming laws of Singapore or any other applicable gaming laws.
          “RFP” has the meaning assign to it in Recital 2 of the Development Agreement.
          “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.
          “Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.
          “Security Documents” means the Assignment of Development Agreement, the Assignment of Insurances, the Assignment of Project Documents, the Assignment of LTA Agreement, the Debenture, the Mortgage, the Security Trust Agreement and any other security or other document that may at any time be given as security for any of the Liabilities pursuant to or in connection with any Finance Document.
          “Security Trust Agreement” means the security trust agreement between the Company and the Finance Parties (other than the Finance Arranger).
          “Security Trustee” means DBS Bank Ltd.
          “Singapore GAAP” means generally accepted accounting principles, standards and practices in Singapore, in effect at the relevant time.
          “Singapore Gaming Authority” has the meaning assigned to such term in Section 5(l).
          “SGD” means Singapore dollars.
          “Subordinated Shareholders’ Loans” means loans made to the Company by any of the direct or indirect parent companies of the Company or any of their respective Subsidiaries, that are unsecured, that have a maturity date after the Maturity Date, that do not pay any cash interest, that do not bind the obligor(s) thereon by the provisions of any covenants other than customary affirmative covenants, and that do not contain any cross-default provisions to any other Indebtedness of such obligor(s).
          “Subsidiary” means in relation to any company or corporation (a “holding company”), a company or corporation:
          (i) which is controlled, directly or indirectly, by the holding company;

          (ii) more than half of the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or
          (iii) which is a Subsidiary of another Subsidiary of the holding company, and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body.
          “Swap Rate” means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for a three-month period beginning on the second Business Day after the Determination Date that appears under the caption “ASSOCIATION OF BANKS IN SINGAPORE SIBOR AND SWAP OFFER RATES AT 11 A.M. SINGAPORE TIME” and the column headed “SGD SWAP OFFER” on the page “ABSIRFIX01” of the Reuters Monitor Money Rates Services on the Determination Date. If page “ABSIRFIX01” of the Reuters Monitor Money Rates Services does not include such a rate or is unavailable on a Determination Date, the Calculation Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Purchasers. If no page or other service displaying the appropriate rate is available, the Calculation Agent will request the principal Singapore offices of each of DBS Bank Ltd., Sumitomo Mitsui Banking Corporation and United Overseas Bank Limited to provide such bank’s offered quotation (expressed as a percentage per annum) to the leading banks in the Singapore interbank market, as of approximately 11:00 a.m., Singapore time, on such Determination Date, for deposits in a Representative Amount in SGD dollars for a three-month period beginning on the second Business Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations.
          “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
          “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
          “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Agreement and the Notes.
          “Tax Payment” means the increase in a payment made by the Company under Section 1(g) or Section 1(h).
          “Transaction Documents” means this Agreement, the Notes, the Acquisition Documents and the Project Documents.
          “USD” means United States dollars.
          “Utilization” means a term loan or Bank Guarantee under the Facility Agreement.
          “Utilization Date” means the date on which a Utilization is, or is to be, made.

          “Utilization Request” means in relation to any term loan Indebtedness under the Facility Agreement, a notice substantially in the form set out in Part I of Schedule 3 of the Facility Agreement or, in relation to a Bank Guarantee, a notice substantially in the form set out in Part II of Schedule 3 of the Facility Agreement.
          “VVDIL I” means Venetian Venture Development Intermediate Limited I, a corporation duly incorporated and validly existing under the law of the Cayman Islands.
          “Winding Up” means one of the events or circumstances mentioned in Section (a)(vi)(1)(A), (a)(vi)(1)(B) and (a)(vi)(1)(C) or any analogous procedure or step in any jurisdiction.
SECTION 11
MISCELLANEOUS
     (a) Notices.
          All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier or overnight air courier guaranteeing next day delivery:
          (i) if to Marina Bay Sands Pte. Ltd., attn. Vice President of Singapore Development, 9 Raffles Place, #27-01 Republic Plaza, Singapore 048619, facsimile 65-6533-4909, with a copy to the General Counsel’s office of the Guarantor.
          (ii) if to Las Vegas Sands Corp., attn. General Counsel’s office, 3355 Las Vegas Blvd. South, Las Vegas, NV 89109, facsimile 702-733-5088.
          (iii) if to Goldman Sachs (Singapore) Pte., c/o General Counsel, Goldman Sachs (Asia) L.L.C., 2 Queen’s Road, Central Hong Kong, facsimile 852-2978-1966.
          (iv) if to DBS Bank Ltd., 6 Shenton Way, DBS Building Tower One, Singapore 068809, attn. Debt Capital Markets, facsimile 65 6225 6783 / 63244127.
          (v) if to Goldman Sachs International, c/o General Counsel, Goldman Sachs (Asia) L.L.C., 2 Queen’s Road, Central Hong Kong, facsimile 852-2978-1966.
          (vi) if to Lehman Brothers Commercial Corporation Asia Limited, Two International Finance Centre, 8 Finance Street, 25th Floor, Hong Kong, attn. Legal Counsel, Investment Banking Division, Corporate Advisory Division Asia.
          (vii) if to Citicorp Investment Bank (Singapore) Ltd., 3 Temasek Avenue, #17-00 Centennial Tower, Singapore 039190, attn: Mr. Paul Kwee/Ms. Joyce Lee, facsimile 65 6328 5402.
          (viii) if to Merrill Lynch Capital Corporation, c/o Merrill Lynch & Co., 250 Vesey Street, 22nd Floor, New York, New York 10080, attn. Michael O’Brien.

          (ix) if to Morgan Stanley Bank, c/o Morgan Stanley, One Pierrepont Plaza, 7th Floor, 300 Cadman Plaza West, Brooklyn, NY 11201, attn. Erma Dell’Acquila/Edward Henley, facsimile 718-754-7249.
          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days’ prior notice of such change in accordance herewith.
     (b) Successors and Assigns.
          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Notes.
     (c) Amendment and Waiver.
          This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Company and the Majority Purchasers; provided further, however, that any amendment, modification or supplement that:
          (i) alters the definition of Majority Purchasers under Section 10 herein;
          (ii) affects or proposes to affect the rate or time for payment of interest on any Note or the amount of principal or the principal maturity date of any Note or the redemption or prepayment provisions;
          (iii) makes or proposes to make any Note payable in money or property other than that stated in the Note;
          (iv) makes any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, premium or interest on the Notes;
          (v) waives a redemption payment with respect to any Note;
          (vi) releases the Guarantor from any of its obligations under its Note Guarantee or this Agreement; or
          (vii) makes any change in the preceding amendment and waiver provisions.
shall not be made without the prior consent of all the Purchasers (other than, subject to the following paragraph, any Permitted Sands Affiliate).
          An amendment or waiver which puts any Permitted Sands Affiliate alone in a worse economic position may not be effected without its consent. Any provision of this

Agreement which requires the consent, approval or determination of all of the Purchasers shall not require the consent, approval or determination of any Permitted Sands Affiliate and any such consent, approval or determination shall be made by all of the other Purchasers.
     (d) Survival of Representations and Warranties and Certain Agreements.
          All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the execution and delivery of the Notes, and shall continue until the repayment of the Notes and satisfaction of all Obligations related to the Notes hereunder in full; provided, that if all or any part of such payment is set aside, the agreements, representations and warranties contained herein shall continue as if no such payment had been made. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 1(d) through 1(n) shall survive the payment of the Notes and the termination of this Agreement.
     (e) Counterparts.
          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and transmitted by facsimile to each party shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) Headings.
          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (g) Governing Law.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (h) Entire Agreement.
          This Agreement and the Notes are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Notes supercedes all prior agreements and understandings between the parties with respect to such subject matter. Nothing in any of this Agreement or the Notes shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.
     (i) Severability.
          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of each Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.
     (j) Consent to Jurisdiction and Service of Process.
     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS OR INSTRUMENTS DELIVERED PURSUANT THERETO, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE COMPANY AND THE GUARANTOR, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, IRREVOCABLY
(I) ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
(II) WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;
(III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY OR THE GUARANTOR AT THEIR RESPECTIVE ADDRESSES PROVIDED HEREIN OR TO SUCH PERSON’S AGENT FOR SERVICE OF PROCESS SET FORTH IN SECTION 4(a)(xiii);
(IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY AND THE GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;
(V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY OR THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 11(j) RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.
          If this foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose.

Very truly yours,

Marina Bay Sands Pte. Ltd.

By:	/s/ Bradley H. Stone

Name: Bradley H. Stone
Title: Director

Las Vegas Sands Corp.

By:	Bradley H. Stone

Name:	Bradley H. Stone Title: Executive Vice President
Title:	Executive Vice President
Goldman Sachs (Singapore) Pte. (in its capacity as Lead Manager).

By:	/s/ Thomas G. Connolly

Name:	Thomas G. Connolly
Title:	Managing Director
DBS Bank Ltd. (in its capacity as Lead Manager).

By:	/s/ Tan Teck Long

Name:	Tan Teck Long
Title:

Purchase Agreement Signature

DBS Bank Ltd. (in its capacity as Funding Agent).

By:	/s/ Tan Teck Long

Name:	Tan Teck Long

Title:

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Thomas G. Connolly
Name:	Thomas G. Connolly
Title:	Managing Director
Wire Transfer Instructions:
Bank Name:
City and State:
Swift Code:
Account Number:
Entity Name:
Address:
c/o General Counsel
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Purchase Agreement Signature Page

LEHMAN BROTHERS COMMERCIAL CORPORATION ASIA LIMITED

By:	/s/ Jean Francois Astier

Name: Jean Francois Astier
Title: Managing Director
Wire Transfer Instructions:
Bank Name:
Account Number:
Account Name:
Re:
Address:
Two International Finance Centre
8 Finance Street, 25th Floor
Hong Kong
Purchase Agreement Signature Page

CITICORP INVESTMENT BANK (SINGAPORE) LTD.

By:	/s/ Paul Kwee

Name: Paul Kwee
Title: Vice-President
Wire Transfer Instructions:
Bank Name:
City and State:
Account Details:
Swift No:
Account Number:
Account Name:
Re:
Attn:
Address:
3 Temasek Avenue #17-00
Centennial Tower
Singapore 039190
Purchase Agreement Signature Page

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Michael E. O’Brien

Name: Michael E. O’Brien
Title: Vice President

By:	/s/ Chantal D. Simon

Name: Chantal D. Simon
Title: Vice President
Wire Transfer Instructions:
Bank Name:
City and State:
BIC CODE
Account Number:
Account Name:
Re:
        .
Attention:
Address:
c/o Merrill Lynch & Co.
250 Vesey Street, 22nd Floor
New York, New York 10080
Purchase Agreement Signature Page

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge

Name: Daniel Twenge
Title: Authorized Signatory
Wire Transfer Instructions:
Bank Name:
Swift Code:
Account Name:
Account Number:
Attention:
Address:
2500 Lake Park Blvd, Suite 300C
West Valley City, Utah 84120
c/o Morgan Stanley
One Pierrepont Plaza, 7th Floor
300 Cadman Plaza West
Brooklyn, NY 11201
Purchase Agreement Signature Page

ANNEX A
Form of Singapore Dollar Note
No. [ ]
Senior Floating Rate Note due 2008
ISIN No.
          MARINA BAY SANDS PTE. LTD., a company incorporated under the laws of Singapore, promises to pay to [            ], or its registered assigns, the principal sum of [           ] (SGD$            ), on August 22, 2008.
          Interest Payment Dates: September 30, December 31, March 31 and June 30, commencing [      ]; provided, the final interest payment date shall be August 22, 2008.
          Record Dates: September 15, December 15, March 15 and June 15.

          Additional provisions of this Note are set forth on the other side of this Note. Capitalized terms used herein shall have the meanings assigned to them in the Agreement referred to below unless otherwise indicated.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Marina	Bay Sands Pte. Ltd.

By:

Name:

Title:

Dated:

[REVERSE SIDE OF NOTE]
THE NOTES ARE QUALIFYING DEBT SECURITIES AS DEFINED IN SECTION 13(16) OF THE SINGAPORE INCOME TAX ACT (CHAPTER 134). THE TAX EXEMPTION ON INTEREST DERIVED FROM THE NOTES IS SUBJECT TO CONDITIONS IMPOSED UNDER THE INCOME TAX (QUALIFYING DEBT SECURITIES) REGULATIONS OF SINGAPORE. THE TAX EXEMPTION DOES NOT APPLY TO INTEREST DERIVED FROM THE NOTES BY (A) A HOLDER WHO IS A SINGAPORE RESIDENT (OTHER THAN AN INDIVIDUAL), (B) A HOLDER WHO IS A NOT A RESIDENT OF SINGAPORE BUT CARRIES ON ANY OPERATION IN SINGAPORE THROUGH A PERMANENT ESTABLISHMENT AND ACQUIRES THE NOTES USING FUNDS FROM THE SINGAPORE OPERATION, (C) A HOLDER WHO IS A “RELATED PARTY” OF THE COMPANY WHERE 50% OR MORE OF THE ISSUE OF THE NOTES IS BENEFICIALLY HELD OR FUNDED, DIRECTLY OR INDIRECTLY, AT ANY TIME DURING THE LIFE OF THE ISSUE BY RELATED PARTIES OF THE COMPANY, (D) A HOLDER WHO USES FUNDS THAT ARE PROVIDED, WHETHER DIRECTLY OR INDIRECTLY, BY ANY RELATED PARTY OF THE COMPANY TO ACQUIRE THE NOTES WHERE 50% OR MORE OF THE ISSUE OF THE NOTES IS BENEFICIALLY HELD OR FUNDED, DIRECTLY OR INDIRECTLY, AT ANY TIME DURING THE LIFE OF THE ISSUE BY RELATED PARTIES OF THE COMPANY. OR (E) A HOLDER WHO IS A PERMANENT ESTABLISHMENT IN SINGAPORE. ANY PERSON WHOSE INTEREST INCOME DERIVED FROM THE NOTES IS NOT EXEMPT FROM TAX SHALL INCLUDE AND REPORT SUCH INTEREST INCOME IN A RETURN OF INCOME MADE UNDER THE SINGAPORE INCOME TAX ACT (CHAPTER 134). PLEASE REFER TO THE MEMORANDUM ATTACHED AS ANNEX B TO THE PURCHASE AGREEMENT FOR FURTHER DETAILS.
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND, IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO PERSONS THAT ARE (1) EITHER (X) QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (Y) PERSONS OTHER THAN U.S. PERSONS IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) NOT RESTRICTED PERSONS, AS DEFINED IN THE AGREEMENT AND (3) CONSENTED TO BY THE GUARANTOR (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD); PROVIDED, HOWEVER, THAT THIS CLAUSE (3) SHALL NOT BE APPLICABLE (I) IF SUCH TRANSFER IS TO ANOTHER EXISTING PURCHASER OR AN AFFILIATE OF ANY EXISTING PURCHASER OR (II) AT ANY TIME WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.

Senior Floating Rate Note due 2008
1. Interest
          MARINA BAY SANDS PTE. LTD., a company incorporated under the laws of Singapore (such company, and its successors and assigns under the Agreement hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Note at a rate per annum, reset quarterly, equal to the SWAP Rate (as defined in the Agreement (as defined below)) plus:
(i)	for the period from and including the date of the Agreement to and including the date which is 12 Months after the date of the Agreement, 1.35%; and

(ii)	anytime thereafter, 1.60%,
as determined by the Calculation Agent (the “Applicable Rate”). Interest on the Notes will be payable quarterly in arrears on September 30, December 31, March 31 and June 30, commencing on September 30, 2006; provided the final interest payment date shall be August 22, 2008. The Company shall make each interest payment to the holders of record of the Notes on the immediately preceding September 15, December 15, March 15 and June 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [INSERT ISSUE DATE] until the principal hereof is due.
          The amount of interest will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Singapore interbank market differs, in accordance with that market practice.
          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or         .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
          The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Calculation Agent will, upon the request of any holder of Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantor and the Holders of the Notes.
          The Company will pay interest on overdue principal at 2% per annum in excess of the applicable interest rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.
2. Method of Payment
          The Company shall pay the principal of, premium, if any, and interest on this Note in such coin or currency of Singapore as at the time of payment is legal tender for payment of public and private debts (“Singapore Legal Tender”). Cash payments in respect of this Note shall be made by wire transfer to an account maintained by the payee if such Holder elects payment by wire transfer by giving written notice to the Company to such effect designating such account no later than one Business Day immediately preceding the relevant due date for payment (or such other date as the Company may accept in its discretion).
3. Purchase Agreement
          The Company issued this Note pursuant to an Agreement, dated as of August 18, 2006 (“Agreement”) among the Company, the Lead Managers and the Purchasers listed on the signature pages thereto. The terms of this Note include those stated in the Agreement. This Note is subject to all such terms, and Holders are referred to the Agreement for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Agreement, the provisions of the Agreement shall govern and be controlling.
4. Guarantee
          To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Agreement and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Agreement, the Guarantor has unconditionally guaranteed the Obligations of the Company on an unsecured senior basis pursuant to the terms of the Agreement.
5. Optional Redemption
          At any time from and after the date of the Agreement, the Company may redeem all of the Notes, but not less than all of the Notes, upon not less than three nor more than 30 Business Days’ notice, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date; provided, however, that upon a redemption of the Notes pursuant to this paragraph, the Company’s option to issue Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) of the Agreement, and the Purchasers’ corresponding commitment to purchase such Notes, shall be terminated. Any redemption pursuant to this paragraph shall only be made if the outstanding term loans borrowed under the Facility Agreement are redeemed in full on or about the same redemption date.
          At the time from and after the Initial Closing Date, the Company may redeem all of the Notes, or any part of the Notes in an aggregate principal amount of not less than SGD$15,000,000, upon not less than three nor more than 30 Business Days’ notice, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date, with the net cash proceeds received by the Company from (a) equity contributions or subordinated, unsecured shareholder loans made to the Company from any direct or indirect parent company of the Company (from sources other than a Refinancing Transaction) or (b) the net proceeds received from either the issuance of the Notes or the incurrence of term loan Indebtedness under the Facility Agreement that are not used by the Company (and not reasonably anticipated by the Company to be used or necessary) in connection with the Integrated Resort Project. Any redemption pursuant to this paragraph shall only be made if the outstanding term loans borrowed under the Facility Agreement are redeemed on or about the same redemption date on a pro rata basis (based on the outstanding principal amount of Notes and term loans on such redemption dates).

6. Mandatory Redemption
          Within five Business Days after the receipt of any Net Issuance Proceeds after the date of the Agreement, the Company shall apply all such proceeds to redeem the maximum principal amount of Notes that may be purchased with such Net Issuance Proceeds and any outstanding term loans borrowed under the Facility Agreement on a pro rata basis (based on the outstanding principal amount of Notes and Indebtedness under the Facility Agreement on such redemption date) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date.
7. Illegality
          In the event it becomes unlawful after the date hereof in any jurisdiction for any Purchaser to perform any of its obligations as contemplated by this Agreement or hold any Notes, such Purchaser shall promptly notify the Company upon becoming aware of such event. Upon receipt of such notice by the Company that it has become unlawful for that Purchaser to perform any of its obligations as contemplated by this Agreement or hold any Notes, the obligations of such Purchaser under the Agreement and the Notes, including any obligation to purchase Additional Singapore Dollar Notes, will be immediately terminated, and the Company shall redeem the Notes held by such Purchaser on a date specified in a notice by such Purchaser to the Company (in any event no earlier than the last day of any applicable grace period permitted by law) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the applicable redemption date.
8. Change of Control
          In the event of a Change of Control: (i) the Company shall immediately notify each of the Holders; (ii) the Company’s option to issue Additional Singapore Dollar Notes pursuant to Section 1(b)(iii) of the Agreement, and the Purchasers’ corresponding commitment to purchase such Notes, shall be immediately terminated; and (iii) all outstanding Notes, together with accrued and unpaid interest, shall become due and payable immediately at a price equal to 100% of their principal amount.
9. Notice of Redemption
          In the case of any optional redemption of Notes, at least three Business Days but not more than 30 Business Days before the applicable redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notice may be conditional.
          Upon surrender of a Note that is redeemed or purchased in part, the Company will issue at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
10. Transfer; Exchange
          The transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Agreement. The Company is not required to transfer or exchange any Note selected for redemption.

11. Persons Deemed Owners
          The registered Holder of this Note shall be treated as the owner of it for all purposes.
12. Amendment; Waiver
          This Note may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Company and the Majority Purchasers; provided further, however, that any amendment, modification or supplement that:
          (i) alters the definition of Majority Purchasers under Section 10 of the Agreement;
          (ii) affects or proposes to affect the rate or time for payment of interest on any Note or the amount of principal or the principal maturity date of any Note or the redemption or prepayment provisions;
          (iii) makes or proposes to make any Note payable in money or property other than that stated herein and in the Agreement;
          (iv) makes any change in the provisions of the Agreement or this Note relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, premium or interest on the Notes;
          (v) waives a redemption payment with respect to any Note;
          (vi) releases the Guarantor from any of its obligations under its Note Guarantee or the Agreement; or
          (vii) makes any change in the amendment and waiver provisions of the Agreement, shall not be made without the prior consent of all the Purchasers (other than, subject to the following paragraph, any Permitted Sands Affiliate).
An amendment or waiver which puts any Permitted Sands Affiliate alone in a worse economic position, may not be effected without its consent. Any provision of this Note which requires the consent, approval or determination of all the Purchasers shall not require the consent, approval or determination of any Permitted Sands Affiliate and any such consent, approval or determination shall be made by all of the other Purchasers.
13. Restrictive Covenants
          The Agreement contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness or issue stock, to create liens, to sell assets, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions.

14. Defaults and Remedies
          (i) If an Event of Default occurs (other than an Event of Default relating to certain events of insolvency or reorganization of the Company or Guarantor) and is continuing, the Majority Purchasers, by notice to the Company, may:
(1)	cancel any remaining Additional Notes Commitment, whereupon they shall immediately be cancelled;

(2)	declare that all or part of the Notes, together with accrued and unpaid interest, and all other amounts accrued or outstanding under the Agreement and the Notes to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(3)	declare that all or part of the Notes be payable on demand, whereupon they shall immediately become payable on demand by the instructions of the Majority Purchasers.
          (ii) With respect to any Event of Default relating to certain events of insolvency or reorganization of the Company or Guarantor, the outstanding principal amount of the Notes, together with accrued and unpaid interest, and all other amounts accrued or outstanding under the Agreement and the Notes shall become immediately due and payable without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind.
          (iii) In the event that there is a declaration of acceleration hereunder solely as a result of an Event of Default pursuant to Section 8(a)(iv)(5) of the Agreement, and such Event of Default is solely the result of an event of default (as defined in the indenture governing the Guarantor’s Senior Notes due 2015 (the “Indenture”)) under clause (5) of Section 6.01 of the Indenture, such acceleration hereunder will be automatically rescinded and cancelled if, within 30 days of the earlier of (A) the declaration of the acceleration of the Guarantor’s Senior Notes due 2015 and (B) the declaration of acceleration hereunder, the acceleration of the Guarantor’s Senior Notes due 2015 is automatically rescinded and cancelled pursuant to Section 6.02(c) of the Indenture (if the Guarantor’s Senior Notes due 2015 had been accelerated in accordance with the terms of the Indenture), all Payment Defaults (as defined in the Indenture) are cured or waived, any acceleration of Accelerated Debt (as defined in the Indenture) is rescinded or cancelled (or such Accelerated Debt is paid in full), no event of default (as defined in the Indenture) has occurred and is continuing (other than any event of default under clause (5) of Section 6.01 of the Indenture where the related Payment Default has been cured or waived or where the acceleration of the Accelerated Debt has been rescinded or cancelled or where the Accelerated Debt has been paid in full) and no Event of Default has occurred and is then continuing hereunder (other than an Event of Default pursuant to Section 8(a)(iv)(5) of the Agreement, which such Event of Default is solely the result of an event of default under clause (5) of Section 6.01 of the Indenture).
          (iv) If an Event of Default occurs and is continuing, the Holders of the Notes may pursue any available remedy permissible by law to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or the Agreement. A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

15. No Recourse Against Others
          No director, officer, employee, incorporator or holder of any equity interests in the Company or of the Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company or the Guarantor under the Notes, the Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
16. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17. Governing Law
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Agreement which has in it the text of this Note.

ANNEX B
          As the issue of the Notes is lead managed by Goldman Sachs (Singapore) Pte. and DBS Bank Ltd., each of which is a Financial Sector Incentive (Bond Market) Company (as defined in the Singapore Income Tax Act (Chapter 134) (“ITA”)) and on the Initial Closing Date, the Notes will be issued to at least 4 persons and less than 50% of the issue will be beneficially held or funded, directly or indirectly, by related parties of the Company, the Notes are “qualifying debt securities” for the purposes of the ITA, to which the following treatments apply:
          (a) subject to certain conditions being fulfilled (including the submission by or on behalf of the Company of a return on debt securities to the Comptroller of Income Tax in Singapore (the “Comptroller”) and the Monetary Authority of Singapore (“MAS”) within such period as the Comptroller and/or MAS may specify and such other particulars in connection with the issue of the Notes as the Comptroller and/or MAS may require and the inclusion by the Company in all offering documents relating to the Notes of a statement to the effect that the tax exemption referred to herein does not apply where the holder of the Notes is a non-resident who carries on any operation through a permanent establishment in Singapore and who acquires the Notes using funds from the Singapore operations), interest income on the Notes derived by a holder who is not resident in Singapore and who does not have any permanent establishment in Singapore is exempt from Singapore tax. Non-residents who carry on any operation through a permanent establishment in Singapore will also have the benefit of this exemption, provided that the Notes are not acquired using funds from the Singapore operations. However, the tax exemption does not apply where the holder is a non-resident who carries on any operation through permanent establishments in Singapore, and who acquires the Notes using funds from Singapore operations. Funds from Singapore operations means, in relation to a person, the funds and profits of that person’s operations through a permanent establishment in Singapore. Further, the tax exemption also does not apply if the Notes are issued to any person who is not resident of Singapore in connection with or for the purposes of enabling that non-resident to issue securities (“relevant securities”), directly or indirectly, to investors unless (i) the relevant securities are qualifying debt securities, (ii) the relevant securities contain restrictions against the acquisition of such relevant securities by any investor who is a resident of or a permanent establishment in Singapore and (iii) the relevant securities are not acquired by any investor using funds from its Singapore operations;
          (b) subject to certain conditions being fulfilled (including the submission by or on behalf of the Company of a return on debt securities to the Comptroller and MAS within such period as the Comptroller and/or MAS may specify and such other particulars in connection with the issue of the Notes as the Comptroller and/or MAS may require and the inclusion by the Company in all offering documents relating to the Notes of a statement to the effect that the tax exemption referred to in paragraph (a) does not apply where the holder of the Notes is a non-resident who carries on any operation through a permanent establishment in Singapore and who acquires the Notes using funds from the Singapore operations), interest on the Notes derived by any company or permanent establishment in Singapore is subject to tax at a concessionary rate of 10%; and
          (c) interest on the Notes derived by any body of persons (as defined in the ITA) in Singapore is subject to tax at a concessionary rate of 10%; and
          (d) subject to:

               (i) the Company including in all offering documents relating to the Notes a statement to the effect that any person whose interest income derived from the Notes is not exempt from tax shall include such interest income in a return of income made under the ITA; and
               (ii) the submission by or on behalf of the Company of a return on debt securities to the Comptroller and MAS within such period as the Comptroller and/or MAS may specify and such other particulars in connection with the issue of the Notes as the Comptroller and/or MAS may require, interest income derived from the Notes is not subject to withholding of tax by the Company.
          However, notwithstanding the foregoing, if, at any time during the tenure of the Notes, 50% or more of the principal amount of the Notes is held beneficially or funded, directly or indirectly, by any related party(ies) of the Company, interest income derived from the Notes held by (1) any related party of the Company; or (2) any other person where the funds used by such person to acquire the Notes are obtained, directly or indirectly, from any related party of the Company, shall not be eligible for tax exemption or the concessionary tax rate of 10% described above.
          The term “related party,” in relation to a person, means any other person who, directly or indirectly, controls that person, or is controlled, directly or indirectly, by that person, or where he and that other person, directly or indirectly, are under the control of a common person.
          Notwithstanding that the Company is permitted to make payment of interest in respect of the Notes without deduction or withholding for tax under Section 45 or 45A of the ITA, any person whose interest and discount income derived from the Notes is not exempt from tax is required to include such interest and discount income in a return of income made under the ITA.

ANNEX C
Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
August [22], 2006
The Purchasers party to and under the Purchase Agreement
Ladies and Gentlemen:
     We have acted as New York counsel to Las Vegas Sands Corp. (the “Guarantor”) and Marina Bay Sands Pte. Ltd. (the “Company”), in connection with the Purchase Agreement, dated as of the date of this letter (the “Purchase Agreement”), by and among the Company, the Guarantor, the purchasers named therein (the “Purchasers”) and Goldman Sachs (Singapore) Pte. and DBS Bank Ltd. as Lead Arrangers, relating to the purchase today by the Purchasers of S$ [ ] aggregate principal amount of the Company’s senior floating rate notes due 2008 (the “Notes”). This opinion is being delivered to you at the request of the Company pursuant to Section 4(a)(iv)(1) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in the Purchase Agreement.
     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
1.	the Purchase Agreement; and

2.	the Notes to be issued pursuant to the Purchase Agreement today.
In addition, we have examined those certificates, agreements, records, instruments and documents as we have deemed relevant and necessary as a basis for our opinions expressed herein.
In our examination of the documents referred to above, we have assumed, without independent investigation (i) that each of the Company and the Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) that each of the Company and the Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Documents to which it is a party, (iii) that the execution, delivery and performance by each of the Company and the Guarantor of the Documents to which it is a party have been duly authorized by all necessary corporate or other action and do not violate such party’s certificate or articles of incorporation, articles of association, by-laws, memorandum of association or other organizational documents, (iv) that the consummation by each of the Company and the Guarantor of the transactions contemplated by each Document to which it is a party does not violate or result in a breach

 2
The Purchasers party to and under the Purchase Agreement
of or default under any applicable laws or regulations of the Republic of Singapore, the State of Nevada, or any laws or regulations relating to gaming that are applicable to the Company or the Guarantor, and (v) the enforceability of the Purchase Agreement against each Purchaser. We have also assumed (i) the genuineness of all signatures, (ii) the legal capacity of all individuals who have executed any of the Documents, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of the latter documents.
     In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties of each of the Company and the Guarantor made in the Documents and upon certificates of public officials and officers, directors, or authorized signatories, as the case may be, of the Company and the Guarantor.
     Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company and the Guarantor in connection with the Purchase Agreement and without any independent verification or investigation.
     Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:
          1. The Notes, when duly issued and delivered by the Company against payment as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Purchase Agreement and enforceable against the Company in accordance with their terms.
          2. When the Notes are duly issued and delivered by the Company against payment as provided in the Purchase Agreement, the guarantee of the Guarantor under the Purchase Agreement (the “Guarantee”) will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
          3. The Purchase Agreement is a valid and legally binding obligation of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms.
          4. Based upon the representations, warranties and agreements of the Company and the Guarantor in Section 6 and Section 7 of the Purchase Agreement and of the Purchasers in Section 5 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes (including the Guarantee) to the Purchasers under the Purchase Agreement to register the Notes or the Guarantee under the Securities Act of 1933, as amended, it being understood that we express no opinion as to any subsequent resale of the Notes.
          5. Based upon the representations, warranties and agreements of the Company and the Guarantor in Section 6 and Section 7 of the Purchase Agreement and of the Purchasers in Section 5 of the Purchase Agreement, the issuance and sale of the Notes

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The Purchasers party to and under the Purchase Agreement
by the Company, the issuance of the Guarantee by the Guarantor, the compliance by the Company and the Guarantor with all of the provisions of the Purchase Agreement and the performance of their obligations thereunder will not (i) breach or result in a default under any agreement, indenture or instrument listed on Schedule I to this opinion or (ii) violate any Applicable Law (as defined below) or any order, rule or regulation of any federal or New York court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries or any of their properties known to us (based solely on certificates of the Company and the Guarantor), except, in the case of clauses (i) and (ii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole. For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement, except that “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or blue sky laws of the various states.
          6. Based upon the representations, warranties and agreements of the Company and the Guarantor in Section 6 and Section 7 of the Purchase Agreement and of the Purchasers in Section 5 of the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company and the Guarantor under any Applicable Law for the issuance or sale of the Notes and the Guarantee or the performance by the Company and the Guarantor of their obligations under the Notes and the Purchase Agreement (including the Guarantee). For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.
          7. Neither the Company nor the Guarantor is, nor after giving effect to the offering and sale of the Notes will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
     The foregoing opinion is subject to the following assumptions, exceptions, limitations and qualifications:
          (a) The enforceability of the Documents (including the Guarantee) may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.
          (b) We express no opinion as to: (i) the enforceability of any provisions in the Guarantee purporting to preserve and maintain the obligations of the Guarantor despite the fact that the guaranteed debt is unenforceable due to illegality; (ii) the enforceability of any provisions contained in the Documents that purport to establish (or

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The Purchasers party to and under the Purchase Agreement
may be construed to establish) evidentiary standards; (iii) the enforceability of forum selection clauses in federal courts or in any state court (other than New York); or (iv) the enforceability of judgment currently clauses to the extent they are inconsistent with Section 27(b) of the N.Y. Judiciary Law.
          (c) The enforceability of any indemnity provisions in the Documents may be limited by (i) federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.
          (d) [Certain exceptions to be taken with respect to Section 1(b)(ii) of the Purchase Agreement]
     We express no opinion (including in the case of Applicable Law) as to the laws of any state other than the laws of the State of New York and the federal laws of the United States of America that, in each case, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement. In particular, we express no opinion as to any gaming or other laws relating specifically to the particular business to be conducted by the Company or the Guarantor. This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect.
     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Documents and may not be circulated to, or used or relied upon by, any other Person without our prior written consent.
Very truly yours,

SCHEDULE A
MATERIAL CONTRACTS
[To come.]

ANNEX D
Opinion of Lionel Sawyer & Collins

Re:	Purchase Agreement, dated August 18, 2006, by and among Marina Bay Sands Pte. Ltd., a Singapore corporation, Las Vegas Sands Corp., a Nevada corporation, the Purchasers party thereto, Goldman Sachs (Singapore) Pte., a Singapore corporation, and DBS Bank Ltd. (the “Purchase Agreement”)
Ladies and Gentlemen:
     We have acted as special Nevada counsel for Las Vegas Sands Corp., a Nevada corporation (the “Guarantor”), in connection with the Purchase Agreement. This opinion letter is delivered to you pursuant to Section 4(a)(iv)(2) of the Purchase Agreement. All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning as set forth in the Purchase Agreement.
     We have examined:
1.	The Facility Agreement, dated August 18, 2006, by and among Marina Bay Sands Pte. Ltd., as Borrower, arranged and coordinated by Goldman Sachs (Singapore) Pte. and DBS Bank Ltd., with DBS Bank Ltd. acting as Agent, and DBS Bank Ltd. acting as Security Trustee (the “Facility Agreement”); and,

2.	The Purchase Agreement.
     The above-mentioned documents are referred to collectively herein as the “Operative Documents.” We have not reviewed, and express no opinion as to any instrument or agreement referred to or incorporated by reference in the Operative Documents.
     We have examined originals or copies of such other corporate records and resolutions and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.
     For the purposes of this opinion, the phrase “Actual Knowledge” has the meaning given in the Legal Opinion Accord of the ABA Section of Business Law (1991).
     We have assumed the following contacts between the State of New York and the transactions contemplated by the Purchase Agreement: (a) substantial negotiations relating to the Purchase Agreement have taken place in the State of New York, (b) the closing of the Purchase Agreement is occurring in the State of New York, (c) several of Borrower’s financial advisors have their offices in the State of New York, and (d) certain of the Purchasers are located in the State of New York.

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The Purchasers party to and under the Purchase Agreement
     Based on and subject to the foregoing and the qualifications, limitations, exceptions and assumptions set forth below, it is our opinion that:
          1. The Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Guarantor’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on March 2, 2006.
          2. The Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement.
          3. The Guarantor’s entry into and performance of its obligations under the Purchase Agreement have been duly authorized, and the Purchase Agreement has been duly executed and delivered by the Guarantor.
          4. The issue and sale of the Notes and the consummation of the transactions contemplated by the Purchase Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (a) the Articles of Incorporation or Bylaws of the Guarantor or (b) any Nevada statute, rule or regulation or, to our Actual Knowledge, any order of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties.
          5. No consent, approval, authorization, order, registration or qualification of or with any Nevada governmental agency, body, or to our Actual Knowledge, court, having jurisdiction over the Guarantor or its properties is required for the issue and sale of the Notes or the consummation by the Guarantor of the transactions contemplated by the Purchase Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers (as to which we express no opinion) or which have been obtained, given or made.
          6. To our Actual Knowledge, the Guarantor is not in violation of its Articles of Incorporation or Bylaws or in default in the performance or observance of any material obligation, covenant or condition contained in an indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
          7. We have no Actual Knowledge of (a) the failure of the Guarantor to obtain any certificate, consent, order, permit license, authorization or other approval (each an “Authorization”) of and from, or to make any declaration or filing with, any federal, state, local or other governmental authority, self-regulatory organization or court or other tribunal, necessary or required to engage in the business currently conducted by it in the manner described in the Guarantor’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on March 2, 2006 or (b) the failure of the Guarantor to be in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

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The Purchasers party to and under the Purchase Agreement
          8. None of the indebtedness represented by the Notes is usurious under any applicable Nevada law. A Nevada court, or federal court sitting in Nevada and applying Nevada law, would honor the choice of law of the parties of the law of the State of New York as the law applicable to the determination of whether or not interest on the Notes is usurious.
     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada. We express no opinion concerning any securities law or rule.
     Nothing herein shall be deemed an opinion as to the effect of a finding by the Nevada Gaming Commission or the Nevada Gaming Control Board that any third party to the Operative Documents is unsuitable.
     This opinion is intended solely for the use of the addressees in connection with the Purchase Agreement. It may not be relied upon by any other Person or for any other purpose, or reproduced or filed publicly by any Person, without the written consent of this firm.
Very truly yours,

ANNEX E
Opinion of Singapore Counsel for the Company
Dear Sirs,

Re:	PURCHASE AGREEMENT BETWEEN (i) MARINA BAY SANDS PTE LTD (“MBS” or the “ISSUER”)), (ii) LAS VEGAS SANDS CORP (“LVSC”) (iii) THE PURCHASERS (AS SET OUT IN SCHEDULE 1), and GOLDMAN SACHS (SINGAPORE) PTE. and DBS BANK LTD (AS LEAD MANAGERS) TO BE DATED [18 AUGUST 2006] (THE “PURCHASE AGREEMENT”)
1.	You have asked us to render an opinion regarding the laws of Singapore in connection with the Purchase Agreement between inter alia MBS, LVSC, and the Purchasers.

2.	In order to give this legal opinion, we have examined copies of the following documents:
2.1	the draft Purchase Agreement and the form of the Notes to be issued pursuant to it by MBS;

2.2	the following Acquisition Documents, namely, the draft of the Development Agreement, the draft of the Lease and the draft of the LTA Agreement; and the Letter of Notification;

2.3	the Memorandum and Articles of Association of MBS; and

2.4	certified extract of minutes dated [ ] of the board of directors meeting of MBS approving the execution and delivery of the Purchase Agreement and issue of the Notes
Words and expressions used herein shall bear the same meanings as defined in the Purchase Agreement. We have in relation to MBS, made searches today through the relevant computerised search systems at the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) and at the High Court of Singapore and the Subordinate Courts of Singapore. We are not aware of any other documents that are necessary or appropriate for us to review in order to give the opinion below.
3.	Having considered the documents listed in paragraph 2 above and having regard to all applicable laws of Singapore and upon the assumptions listed in paragraph 4 and subject to the reservations and qualifications set out in paragraph 5, we are of the opinion that :
3.1	the Issuer is a company duly incorporated and validly existing under the Companies Act, Chapter 50 of Singapore and has the corporate power to own its property and to conduct its business;

3.2	the Issuer has the requisite corporate power to enter into the Purchase Agreement and to perform its obligations under the Purchase Agreement and the Notes;

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The Purchasers party to and under the Purchase Agreement
3.3	all necessary corporate action required under the laws of Singapore and the Memorandum and Articles of Association of the Issuer has been taken by the Issuer to authorise the execution and delivery of the Purchase Agreement and the performance by it of its obligations under the Purchase Agreement and the Notes;

3.4	the Purchase Agreement constitutes a valid, legally binding and enforceable agreement of the Issuer under the laws of Singapore;

3.5	the Notes have been duly authorised by the Issuer and, when issued, executed, authenticated and delivered in accordance with the terms of the Purchase Agreement, will constitute valid, legally binding and enforceable obligations of the Issuer under the laws of Singapore;

3.6	no consent, approval, authorisation or order of, nor registration, qualification or filing with, any governmental body or other regulatory authority or courts in Singapore was or is required under the laws of Singapore for the execution and delivery of the Purchase Agreement, the consummation of the transactions contemplated by the Purchase Agreement and the, issue, sale and delivery of the Notes except for the submission of the Return on Debt Securities in respect of the Notes to the Monetary Authority of Singapore (“MAS”) and the Inland Revenue Authority of Singapore in the manner required by the MAS;

3.7	the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Purchase Agreement and the Notes, and the issue by the Issuer of the Notes do not contravene (a) any provision of the laws of Singapore, (b) the Memorandum and Articles of Association of the Issuer or (c) any of the Acquisition Documents;

3.8	as at the date of this opinion, we are not representing the Issuer in any legal or governmental proceedings, pending or threatened, to which the Issuer is a party or to which any of the properties of the Issuer is subject;

3.9	it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Purchase Agreement and/or the Notes, that they be filed or recorded with any governmental or other regulatory authorities in Singapore;

3.10	the choice of New York law as the governing law of each of the Purchase Agreement and the Notes is valid and will be recognised and given effect to by the courts of Singapore;

3.11	the submission by the Issuer to the non-exclusive jurisdiction of the courts of the State of New York contained in the Purchase Agreement is valid and binding on the Issuer under the laws of Singapore and the appointment by the Issuer of [•] as its

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The Purchasers party to and under the Purchase Agreement
agent for service of process in connection therewith is valid and binding on the Issuer under the laws of Singapore;

3.12	a final and conclusive judgment on the merits properly obtained against MBS in any competent court of a state in, or a federal court of, the United States of America for a fixed sum of money in respect of any legal suit or proceedings arising out of or relating to any of the Transaction Agreements or the Notes and which could be enforced by execution against the Company in the jurisdiction of the relevant court and has not been stayed or satisfied in whole may be sued on in Singapore as a debt due from the Company if:
a.	the relevant court had jurisdiction over MBS in that MBS was, at the time proceedings were instituted, resident in the jurisdiction in which proceedings had been commenced or had submitted to the

b.	the judgement was not obtained through fraud;

c.	the enforcement of the judgement would not be contrary to the public policy of Singapore (and we have no reason to believe that the enforcement of a judgement against the Issuer in respect of a legal suit or proceeding arising out of or relating to the Purchase Agreement or the Notes is contrary to the public policy of Singapore);

d.	the proceedings in which the judgement was obtained were not opposed to the rules of natural justice; and

e.	the judgement of the relevant court did not include the payment of taxes, a fine or penalty.
3.13	The Issuer is not entitled to claim immunity from suit, execution, attachment or legal process in any proceedings taken in Singapore in relation to the Purchase Agreement and the Notes.
4. For the purposes of this opinion, we have assumed :
4.1	the Purchase Agreement and Notes are valid, legally binding upon, and enforceable against, the parties thereto as a matter of the law of the State of New York;

4.2	the authenticity of all documents submitted to us as originals;

4.4	the genuineness of all signatures and seals upon all documents;

4.5	the due authorisation, execution and delivery of the Purchase Agreement and Notes by each of the parties thereto other than MBS.

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The Purchasers party to and under the Purchase Agreement
4.6	all documents submitted to us in electronic form or as photocopies or facsimile transmitted copies or other copies of originals conform to the originals and all such originals are authentic and complete;

4.7	all parties (other than MBS) had the capacity, power and authority to enter into the Purchase Agreement, to execute the transactions contemplated thereby including the issuance and the delivery of the Notes, and it was duly authorised, executed and delivered by such parties and the obligations of all parties under any applicable law other than Singapore law and of all parties to the Purchase Agreement and the Notes (other than MBS) under all relevant governing laws are valid and legally binding;

4.8	the choice of the law of the State of New York to govern the Purchase Agreement and the Notes was freely made in good faith by the respective parties thereto and for legal and bona fide purposes and there is no reason for avoiding the same on the grounds of public policy or on any other ground and such choice will be regarded as a valid and binding selection which will be upheld in the courts of Singapore, and by all other relevant laws;

4.9	all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of the Purchase Agreement and the Notes have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;
5.	This opinion is subject to the reservation and qualification that enforcement may be limited by:
5.1	general principles of equity in particular, equitable remedies (such as orders of specific performance or injunction) are discretionary and are not available where damages is considered to be an adequate remedy; and

5.2	the validity and enforcement of the Purchase Agreement and/or the Notes may be limited by statutes of limitation, estoppel, lapse of time, principles of public policy in Singapore and other similar principles and by laws relating to bankruptcy, insolvency, liquidation, administration, judicial management, arrangement, moratorium or re-organisation or other laws relating to or affecting generally the enforcement of the rights of creditors, and claims may be or become subject to set-off or counterclaim;

5.3	a Singapore court may refuse to give effect to an undertaking to pay costs imposed upon a party in respect of the costs of any unsuccessful litigation brought against that party before it and may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before it;

5.4	we express no opinion on the accuracy or completeness of any statements or warranties of fact set out in the Purchase Agreement and/or the Notes, which

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The Purchasers party to and under the Purchase Agreement
statements and warranties we, Harry Elias Partnership, have not independently verified.
6.	We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of Singapore and accordingly express no legal opinion herein based upon any law other that the laws of Singapore.
Yours faithfully

ANNEX F
Opinion of Singapore Tax Counsel for the Company
Dear Sirs
LEGAL OPINION
- SENIOR FLOATING RATE NOTES DUE 22 AUGUST 2008 (THE “NOTES”) ISSUED BY MARINA BAY SANDS PTE. LTD (THE “COMPANY”)
1.	We have acted as Singapore tax counsel to the Company in connection with the issue of the Notes by the Company. This opinion is delivered pursuant to Section 4(a)(iv)(4) of the Notes Purchase Agreement (the “Notes Purchase Agreement”) entered into between the Company, Las Vegas Sands Corp, the Purchasers and the Lead Managers (as defined below).
2.	In this opinion, all capitalised terms not specifically defined herein shall have the same meanings as ascribed to them in the Notes Purchase Agreement.
3.	In rendering this opinion, we have examined a copy of the Notes Purchase Agreement dated 18 August 2006 and the form of the Notes to be issued pursuant to it.
4.	This opinion is limited to Singapore laws on qualifying debt securities in relation to the issue of the Notes and is given on the basis that the Notes will be governed by, and construed in accordance with, Singapore law. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In particular, we have made no independent investigation of the laws of New York as a basis of this opinion and do not express or imply any views on such laws.
5.	For the purposes of this legal opinion, we have not examined any other documents other than that as specifically listed in paragraph 3 above. In particular, we have had no sight of and express no opinion whatsoever with respect to any other agreements or documents which are mentioned, or referred to in the document listed in paragraph 3.

(A)	ASSUMPTIONS

6.	In rendering this opinion we have without any further enquiry assumed:
     (a) that:-
(i)	each of the parties to the Notes Purchase Agreement is validly incorporated and existing under the laws of its jurisdiction of incorporation; and

(ii)	the Company issuing the Notes is validly incorporated and existing under the laws of its jurisdiction of incorporation;
     (b) that:-

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The Purchasers party to and under the Purchase Agreement
(i)	each of the parties to the Notes Purchase Agreement has the corporate power and authority to enter into and perform the Notes Purchase Agreement and the Notes Purchase Agreement has been duly authorised by each party thereto and is validly executed and delivered by and on behalf of each party thereto; and

(ii)	that the Company has the corporate power and authority to enter into and perform the Notes and the Notes have been duly authorized by the Company and is or will be validly executed and delivered by and on behalf of the Company
(c)	the genuineness of all the signatures on the Notes Purchase Agreement and the Notes and the completeness, and the conformity to original documents, of all copy or other specimen documents submitted to us;

(d)	the correctness of all facts stated in the Notes Purchase Agreement and the Notes;

(e)	that the Notes will be duly issued, offered, sold and delivered in accordance with the terms of the Notes Purchase Agreement and, the representations, warranties and covenants in the Notes Purchase Agreement have been and will be complied with in all respects in connection with any offer, sale or delivery of the Notes;

(f)	that the Notes Purchase Agreement and the Notes constitute legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions;

(g)	that there are no provisions of the laws of any jurisdiction which would be contravened by the execution or delivery of the Notes Purchase Agreement and the Notes and that, in so far as any obligation expressed to be incurred or performed under the Notes Purchase Agreement and the Notes fall to be performed in or is otherwise subject to the laws of any jurisdiction, its performance will not be illegal by virtue of the laws of that jurisdiction;

(h)	that all authorisations, consents, approvals and orders required from any governmental or authorities and all other requirements for the legality, validity and enforceability of the Notes Purchase Agreement and the Notes have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

(i)	that the choice of law in the Notes Purchase Agreement and the Notes have been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of the respective jurisdictions as a matter of the laws of such jurisdictions and all other relevant laws;

(j)	that each party to the Notes Purchase Agreement has complied with all laws and regulations relating to its business which are relevant to the Note Purchase Agreement and which might have an effect on the opinions expressed herein;

(k)	that each party to the Notes Purchase Agreement is and will be solvent at the time of and immediately after signing, execution and delivery of the Note Purchase Agreement;

(l)	that the issue of the Notes has been jointly lead managed by DBS Bank Ltd. and Goldman Sachs (Singapore) Pte. (the “Lead Managers”) each of which is a “financial sector incentive (bond market) company” as defined in the Income Tax Act, Chapter 134 of Singapore (the “Income Tax Act”) and their individual status as a financial sector

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The Purchasers party to and under the Purchase Agreement
incentive (bond market) company is valid, subsisting and have not been revoked by the relevant authorities;

(m)	that during the primary launch of the Notes (which is the Initial Closing on the Initial Closing Date, as the capitalized terms are defined in the Notes Purchase Agreement, for the sale of the Notes to the Purchasers), the Notes are to be issued to 4 or more persons (and for this purpose, a person is defined as a company or a body of persons) and that no Purchaser is a related party of the Company (for the purpose of this clause, the Purchaser is regarded as a related party of the Company where it directly or indirectly, controls the Company, or is controlled, directly or indirectly, by the Company, or the Purchaser and the Company are under the control, directly or indirectly, of a common person);

(n)	that the Return of Debt Securities in respect of the Notes will be duly executed and submitted by the Company and the Lead Managers to the Monetary Authority of Singapore (the “MAS”) and the Comptroller of Income Tax of Singapore (the “CIT”) within one month (excluding Saturdays) from the date of the issue of the Notes (or such other period as may be prescribed by MAS and/or the CIT);

(o)	the Company will include in all its offering documents a statement to the effect that where interest on the Notes is derived by a person who is not resident in Singapore and who carries on any operation through a permanent establishment in Singapore, the tax exemption referred to in this paragraph 7 does not apply if the person acquires the Notes using funds from Singapore operations; and

(p)	the Company will include in all offering documents relating to the Notes a statement to the effect that any person whose interest derived from the Notes is not exempt from tax shall include such interest in a return of income made under the Income Tax Act.
(B)	OPINION
7.	Based on the foregoing, in particular paragraphs 6(l) to 6(p), subject to paragraph 8, and the representations, warranties and covenants made by the Company, the Purchasers and the Lead Managers in the Notes Purchase Agreement, we are of the opinion that the Notes are Qualifying Debt Securities and the following treatments shall apply:-
(a)	interest payments by the Company with respect to the Notes received by any holder who is not a permanent establishment in Singapore or any holder who is not resident in Singapore and (aa) does not have any permanent establishment in Singapore or (bb) has a permanent establishment in Singapore but does not acquire the Notes using funds from Singapore operations (funds from Singapore operations means, in relation to a person, the funds and profits of that person’s operations through a permanent establishment in Singapore) will be exempt from Singapore income tax as:-
(i)	the Company will include in all its offering documents a statement to the effect that where interest on the Notes is derived by a person who is not resident in Singapore and who carries on any operation through a permanent establishment in Singapore, the tax exemption referred to in this paragraph 7 does not apply if the person acquires the Notes using funds from Singapore operations; and

(ii)	the relevant Return of Debt Securities in respect of the Notes will be duly executed and submitted by the Company and the Lead Managers to the MAS and the CIT

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The Purchasers party to and under the Purchase Agreement
within one month (excluding Saturdays) from the date of the issue of the Notes (or such other period as may be prescribed by the MAS and/or the CIT),
PROVIDED that the Notes are not issued to any person who is not a resident of Singapore in connection with or for the purpose of enabling that non-resident to issue securities (the “relevant securities”), directly or indirectly, to investors unless:
(aa)	the relevant securities are themselves “Qualifying Debt Securities”; and

(bb)	the relevant securities contain restrictions against the acquisition of such relevant securities by any investor who is a resident of or a permanent establishment in Singapore (in each case within the meaning of the Income Tax Act); and

(cc)	the relevant securities are not acquired by any investor using funds from its Singapore operations.
(b)	Interest on the Notes received by any resident company, any permanent establishment in Singapore or any non-resident company which has a permanent establishment in Singapore and uses funds from its Singapore operations to fund the acquisition of the Notes is subject to tax at a concessionary rate of 10 per cent. as:-
(i)	the Notes are Qualifying Debt Securities; and

(ii)	the relevant Return of Debt Securities in respect of the Notes will be duly executed and submitted by the Company and the Lead Managers to the MAS and the CIT within one month (excluding Saturdays) from the date of the issue of the Notes (or such other period as may be prescribed by MAS and/or the CIT); and

(iii)	the Company will include in all its offering documents a statement to the effect that where interest on the Notes is derived by a person who is not resident in Singapore and who carries on any operation through a permanent establishment in Singapore, the tax exemption referred to in this paragraph 7 does not apply if the person acquires the Notes using funds from Singapore operations.
(c)	Interest on the Notes received any body of persons in Singapore is subject to tax at a concessionary rate of 10 per cent. (for the purposes of this paragraph 7(c), a body of persons means “any body politic, corporate or collegiate, any corporation sole and any fraternity, fellowship or society of persons whether corporate or unincorporate but does not include a company or a partnership”) as the Notes are Qualifying Debt Securities.

(d)	All repayments of principal by the Company in respect of the Notes, may be made without withholding or deduction for or on account of any other taxes, duties, assessments or governmental charges in Singapore and all payments of interest by the Company in respect of the Notes may be made without withholding or deduction for or on account of any tax as:
(i)	the Notes are Qualifying Debt Securities; and

(ii)	the Company will include in all offering documents relating to the Notes a statement to the effect that any person whose interest derived from the Notes is not exempt from

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The Purchasers party to and under the Purchase Agreement
tax shall include such interest in a return of income made under the Income Tax Act; and

(iii)	the relevant Return of Debt Securities in respect of the Notes will be duly executed and submitted by the Company and the Lead Managers to the MAS and the CIT within one month (excluding Saturdays) from the date of the issue of the Notes (or such other period as may be prescribed by MAS and/or the CIT).
8.	The tax exemption and tax concession in paragraph 7 above will not apply to interest on the Notes derived by any holder who is a related party of the Company or any other holder where the funds used to acquire the Notes were provided, directly or indirectly, by a related party of the Company, if at any time during the life of the Notes 50 per cent. or more of the principal amount of the Notes was beneficially held or funded, directly or indirectly, by a related party of the Company.

(C)	QUALIFICATIONS

9.	This opinion is subject to the qualification there will be no amendment to or termination or replacement of the Notes Purchase Agreement, authorisations and approvals to the Notes Purchase Agreement and on the basis of the applicable laws of Singapore in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Singapore after the date of this opinion.
This opinion is addressed to you and for your sole benefit in connection with the issue of the Notes. It is not to be transmitted to any other person (save for the banks’ legal advisers, Allen & Gledhill, Drew & Napier LLC and Latham & Watkins LLP, in connection with the issue of the Notes transaction) nor is it to be relied upon by any other person or for any other purpose or quoted or referred to in any public document or filed with any governmental or other authorities without our prior consent in writing (which consent shall not be unreasonably withheld).
Yours faithfully